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                                                                    Exhibit 10.1
                             STOCKHOLDERS AGREEMENT

         This STOCKHOLDERS AGREEMENT, dated as of March 21, 2002, among Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario Canada ("Onex Cinema"), and OCM Cinema Holdings, LLC, a Delaware limited liability company ("OCM").

         WHEREAS, on the date of this Agreement, pursuant to a Plan of Reorganization (the "Plan of Reorganization") under Chapter 11 of the United States Bankruptcy Code, OCM is acquiring 40,000 shares of the Class A Common Stock, $0.01 par value per share, of the Company (the "Class A Shares") and Onex Cinema is acquiring 60,000 shares of the Class B Common Stock, $0.01 par value per share, of the Company (the "Class B Shares").

         WHEREAS, the Company, OCM and Onex Cinema each desire to enter into this Agreement to provide for certain restrictions on the transfer of the shares of the capital stock and other securities of the Company held by OCM and Onex Cinema from time to time, and to set forth certain other agreements concerning the governance of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.        DEFINITIONS.

         As used in this Agreement, the following terms shall have the following definitions:

         1.1 "Acceptance Notice" has the meaning given thereto in Section 3.3(b) of this Agreement.

         1.2 "Accessible EBITDA" means, the sum of the (i) consolidated EBITDA of the Company and its direct and indirect wholly-owned Subsidiaries and (ii) the Percentage EBITDA Amount of each Partially Owned Person (excluding for such purposes the Percentage EBITDA Amount of any Partially Owned Person in which the Company owns, directly or indirectly (computed in a manner consistent with the definition of Partially Owned Person), less than a majority of the voting securities of such Person).

         1.3 "Accessible Enterprise Value" means, as of either Subsequent Anniversary Date, the product of (A) five and (B) the Accessible EBITDA of the Company for the 12 completed calendar months immediately preceding such date.

         1.4 "Accessible Equity Value" means, as of either Subsequent Anniversary Date, (A) the Accessible Enterprise Value, minus (B) the Accessible Indebtedness.

         1.5 "Accessible Equity Value Per Share" means, as of either Subsequent Anniversary Date, an amount per Share equal to the quotient of (A) the Accessible Equity Value as of such date, plus an amount equal to the exercise, conversion or exchange price (to the extent payable in
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cash or other property) payable with respect to any Common Stock Equivalents
(other than any Common Stock Equivalents omitted from the definition of Fully Diluted Shares under the following proviso) and (B) the number of Fully Diluted Shares outstanding as of such date, provided, that, for the purposes of this definition, the term "Fully Diluted Shares" shall not give effect to the exercise, conversion or exchange of any Common Stock Equivalent if, after eliminating any Indebtedness represented by such Common Stock Equivalent and assuming receipt by the Company of any exercise, conversion or exchange price thereunder payable in cash or other property, giving effect to the exercise, conversion or exchange of such Common Stock Equivalent would increase the Accessible Equity Value Per Share.

         1.6 "Accessible Indebtedness" means, as of either Subsequent Anniversary Date, the sum of (i) the consolidated Indebtedness of the Company and its direct and indirect wholly-owned Subsidiaries and (ii) the Percentage Indebtedness Amount of each Partially Owned Person (excluding for such purposes the Percentage Indebtedness Amount of any Partially Owned Person in which the Company owns, directly or indirectly (computed in a manner consistent with the definition of Partially Owned Person), less than a majority of the voting securities of such Person).

         1.7 "Accountant" has the meaning given thereto in Section 3.6(a)(iii) of this Agreement.

         1.8 "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

         1.9 "Affiliated Transactions" has the meaning given thereto in Section
2.3 of this Agreement.

         1.10 "Agreement" means this Stockholders Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         1.11 "Attributable EBITDA" for any period means the excess of (i) the sum of (A) the consolidated EBITDA of the Company and its direct and indirect wholly-owned Subsidiaries and (B) the Percentage EBITDA Amount of each Partially Owned Person over (ii) any intercompany items that would be eliminated if all of such Persons were included in a consolidated financial statement, including any cash distributions paid to the Company or any Partially Owned Person by any Partially Owned Person, if and to the extent such cash distributions are duplicative of amounts reflected in the consolidated EBITDA of the Company and its direct and indirect wholly-owned Subsidiaries or the Percentage EBITDA Amount of such Partially Owned Person.

         1.12 "Attributable Enterprise Value" means, as of either Subsequent Anniversary Date, the product of (i) five and (ii) the Attributable EBITDA of the Company for the 12 completed calendar months immediately preceding such date.

         1.13 "Attributable Equity Value" means, as of either Subsequent Anniversary Date, (i) the Attributable Enterprise Value, minus (ii) the Attributable Indebtedness.


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         1.14 "Attributable Indebtedness" means as of any Subsequent Anniversary
Date the sum of (A) the consolidated Indebtedness of the Company and its direct and indirect wholly-owned Subsidiaries and (B) the Percentage Indebtedness
Amount of all Partially Owned Persons.

         1.15 "Automatic Conversion Event" has the meaning given thereto in
Section 2.4 of this Agreement.

         1.16 "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor statute.

         1.17 "Board" means the Board of Directors of the Company.

         1.18 "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City or in Toronto, Ontario, Canada.

         1.19 "Buyer(s)" has the meaning given thereto in Section 3.4(a) of this Agreement.

         1.20 "Change of Control Transaction" means a sale, merger, tender offer or other business combination transaction involving the Company in which the stockholders of the Company (immediately prior to the consummation of such business combination transaction), assuming conversion of the Class B Shares, do not (immediately following the consummation of such business combination transaction) own a majority of the outstanding voting securities of the surviving Person.

         1.21 "Class A Shares" has the meaning given thereto in the first WHEREAS clause of this Agreement.

         1.22 "Class B Shares" has the meaning given thereto in the first WHEREAS clause of this Agreement.

         1.23 "Common Stock" means Class A Shares, Class B Shares and any other common stock of the Company that may be authorized.

         1.24 "Common Stock Equivalent" means the right to acquire Common Stock or other Shares, whether or not immediately exercisable, exchangeable, convertible or the like, whether evidenced by an option, warrant, convertible or exchangeable security or other security, instrument or agreement.

         1.25 "Company" has the meaning given thereto in the introductory paragraph of this Agreement.

         1.26 "Company Asset Sale" means a sale of all or substantially all of the assets of the Company determined on a consolidated basis that is approved by the Board.

         1.27 "Control" (including with correlative meaning, the terms "Controlling", "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the


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management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Onex shall be deemed to "Control" all Persons "Controlled" by Gerald W. Schwartz, as long as Mr. Schwartz "Controls" Onex.

         1.28 "Designated Investment Bank" has the meaning given thereto in
Section 2.3 of this Agreement.

         1.29 "Dispute Notice" has the meaning given thereto in Section 3.6(a)(iii) of this Agreement.

         1.30 "Disqualified Purchaser" means any Person to whom the Board reasonably objects due to such Person's past business practices or the past business practices of any of such Person's Affiliates or any of their respective officers, directors or Persons holding similar positions (which are not in accordance with ethical, generally acceptable and responsible business practices) or such Person's general reputation in the business community (or the general reputation in the business community of any of such Person's Affiliates or any of their respective officers, directors or Persons holding comparable positions (which reputation has a non-favorable element which gives the Board reasonable concern).

         1.31 "Drag-Along Notice" has the meaning given thereto in Section 3.5(b) of this Agreement.

         1.32 "Drag-Along Right" has the meaning given thereto in Section 3.5(a)(i) of this Agreement.

         1.33 "Drag-Along Sale" has the meaning given thereto in Section 3.5(a) of this Agreement.

         1.34 "Drag-Along Securities" has the meaning given thereto in Section 3.5(a)(i) of this Agreement.

         1.35 "Drag-Along Stockholders" has the meaning given thereto in Section 3.5(a) of this Agreement.

         1.36 "Drag-Along Transferee" has the meaning given thereto in Section 3.5(a)(i) of this Agreement.

         1.37 "EBITDA" means, with respect to any Person for any period, such Person's earnings before interest, income taxes, depreciation and amortization, loss on sale/disposal of theaters and, in the case of the Company, reorganization costs (i.e., costs incurred by the Company in connection with, or related to, the Plan of Reorganization) for such period (such components to be determined in accordance with United States generally accepted accounting principles to the extent applicable, consistent with the most recent audited financial statements of such Person).

         1.38 "Excess Offered Securities" has the meaning given thereto in
Section 3.3(b) of this Agreement.


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         1.39 "Excess Offeree" has the meaning given thereto in Section 3.3(b)
of this Agreement.

         1.40 "Excess Participation Securities" has the meaning given thereto in
Section 4.3 of this Agreement.

         1.41 "Excess Participation Security Stockholder" has the meaning given thereto in Section 4.3 of this Agreement.

         1.42 "Excluded Stockholder" has the meaning given thereto in Section 4.4(b) of this Agreement..

         1.43 "Exercise Notice" has the meaning given thereto in Section 4.3 of this Agreement.

         1.44 "First Anniversary Date" has the meaning given thereto in Section 3.6(a)(i) of this Agreement.

         1.45 "Fully-Diluted Shares" means, as of any date of determination, the total number of Shares issued and outstanding as of such date (calculated assuming exercise of all outstanding Common Stock Equivalents to their fullest extent).

         1.46 "Indebtedness" means, with respect to any Person as of a particular date, the consolidated indebtedness for repayment of money borrowed of such Person and for obligations of such Persons under leases and similar arrangements required to be capitalized under United States generally accepted accounting principles and required under United States generally accepted accounting principles to be shown as indebtedness on the financial statements of such Person and, in cases in which Indebtedness is being determined in connection with Accessible Indebtedness (or any related definition) or Attributable Indebtedness (or any related definition), as the case may be, the aggregate liquidation preference or redemption price (whichever is greater) of any outstanding shares of preferred stock (or similar equity interests) of such Person that are non-convertible or that are convertible and are excluded from assumed conversion by the proviso to the definition of (i) Accessible Equity Value Per Share or (ii) Oaktree Purchase Price, as applicable.

         1.47 "Independent Third Party" means a Person that is not Onex, Onex Cinema, a member of the Onex Group, Oaktree, OCM, a member of the Oaktree Group, another Stockholder or a member of any other Stockholder Group or an Affiliate of any of the foregoing.

         1.48 "Ineligible Purchaser" means any Person whom the Board reasonably determines is engaged to any substantial extent, directly or through Subsidiaries, in the business of owning, operating or managing movie theaters, or distributing or exhibiting motion pictures, in any country or other jurisdiction in the world in which the Company or its Subsidiaries is then engaged in any such business and has material operations that compete in any of the same geographic markets in which such Person engages in any such business.

         1.49 "Initial Public Offering" means the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Common Stock to the public.


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         1.50 "Non-Qualifying Drag-Along Sale" has the meaning given thereto in
Section 3.5(a)(iv) of this Agreement.

         1.51 "Notice of Offer" has the meaning given thereto in Section 3.3(a) of this Agreement.

         1.52 "Oaktree" means Oaktree Capital Management, LLC, as general partner and/or investment manager of certain accounts and funds it manages.

         1.53 "Oaktree Group" means Oaktree, OCM, and their respective Affiliates, and the Persons listed on Exhibit A for which Oaktree Capital acts as investment manager or general partner and other funds and accounts managed by Oaktree as of the date hereof.

         1.54 "Oaktree Purchase Price" means, as of either Subsequent Anniversary Date, an amount per Share equal to the quotient of (A) the Attributable Equity Value as of such date, plus an amount equal to the exercise, conversion or exchange price (to the extent payable in cash or other property) payable with respect to any Common Stock Equivalents (other than any Common Stock Equivalents omitted from the definition of Fully Diluted Shares under the following proviso) and (B) the number of Fully Diluted Shares outstanding as of such date, provided, that, for the purposes of this definition, the term "Fully Diluted Shares" shall not give effect to the exercise, conversion or exchange of any Common Stock Equivalent if, after eliminating any Indebtedness represented by such Common Stock Equivalent and assuming receipt by the Company of any exercise, conversion or exchange price thereunder payable in cash or other property, giving effect to the exercise, conversion or exchange of such Common Stock Equivalent would increase the Oaktree Purchase Price.

         1.55 "OCM" has the meaning given thereto in the first paragraph of this Agreement.

         1.56 "Offer Period" has the meaning given thereto in Section 3.3(b) of this Agreement.

         1.57 "Offered Securities" has the meaning given thereto in Section 3.3(a) of this Agreement.

         1.58 "Offerees" has the meaning given thereto in Section 3.3(a) of this Agreement.

         1.59 "Offering Stockholders" has the meaning given thereto in Section 3.4(a) of this Agreement.

         1.60 "Onex" means Onex Corporation, a corporation organized and existing under the laws of Ontario, Canada.

         1.61 "Onex Cinema" has the meaning given thereto in the first clause of this Agreement.

         1.62 "Onex Group" means Onex, Onex Cinema and any of their respective Affiliates.

         1.63 "Other Securities" has the meaning given thereto in Section 4.4(d) of this Agreement.


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         1.64 "Partially Owned Person" means each Subsidiary of the Company
(other than direct or indirect wholly-owned Subsidiaries of the Company), joint ventures and other Persons in which the Company has a direct or indirect equity interest. For the calculation of amounts with respect to a Partially Owned Person under this Agreement, such amounts shall be determined on an unconsolidated entity basis only. For purposes of determining the percentage of equity interests indirectly owned by the Company in any Partially Owned Person, the percentage of the equity interests owned by the Company shall take into account minority interests of interposed Persons (for example, if the Company owns 70% of the equity interests in "A" and "A" owns 50% of the equity interests in "B", then the Company owns 35% of the equity interests in "B").

         1.65 "Participation Notice" has the meaning given thereto in Section 3.4(b)(i) of this Agreement.

         1.66 "Participation Securities" has the meaning given thereto in
Section 4.1 of this Agreement.

         1.67 "Percentage EBITDA Amount" means, with respect to each Partially Owned Person, a portion of such Partially Owned Person's EBITDA equal to the product of (i) the percentage of the equity interests in such Person directly or indirectly owned by the Company and (ii) the EBITDA of such Partially Owned Person.

         1.68 "Percentage Indebtedness Amount" means, with respect to each Partially Owned Person, a portion of such Partially Owned Person's Indebtedness equal to the product of (i) the percentage of the equity interests in such Person directly or indirectly owned by the Company and (ii) the Indebtedness of such Partially Owned Person.

         1.69 "Person" shall be construed broadly, and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a trust, a joint venture, a joint stock company, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof, and any other entity of whatever nature.

         1.70 "Plan of Reorganization" has the meaning given thereto in the first WHEREAS clause of this Agreement.

         1.71 "Preemptive Notice" has the meaning given thereto in Section 4.2 of this Agreement.

         1.72 "Pricing Notice" has the meaning given thereto in Section 3.6(a)(iii) of this Agreement.

         1.73 "Pro Rata Share" has the meaning given thereto in Section 3.3(b) of this Agreement.

         1.74 "Purchaser Identification Notice" has the meaning given thereto in
Section 3.3(e) of this Agreement.


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         1.75 "Purchaser(s)" has the meaning given thereto in Section 3.3(b) of this Agreement.

         1.76 "Put Shares" has the meaning given thereto in Section 3.6(a)(ii) of this Agreement.

         1.77 "Realization Event" has the meaning given thereto in Section 3.6(a)(iii) of this Agreement.

         1.78 "Related Persons" has the meaning given thereto in Section 2.3 of this Agreement.

         1.79 "Securities Act" means the U.S. Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

         1.80 "Seller(s)" has the meaning given thereto in Section 3.3(a) of this Agreement.

         1.81 "Selling Stockholders" has the meaning given thereto in Section 3.5(a) of this Agreement.

         1.82 "Shares" means, collectively, (i) the Class A Shares, (ii) the Class B Shares and (iii) all shares of capital stock or other securities of the Company or any other Person which any Stockholder acquires in respect of such Stockholder's Class A Shares or Class B Shares, whether upon conversion thereof, in connection with any stock split, stock dividend, exchange, merger, reclassification, recapitalization, consolidation, reorganization or other transaction to which the Company is party, or otherwise.

         1.83 "Statutory Drag-Along Sale" has the meaning given thereto in
Section 3.5(i) of this Agreement.

         1.84 "Stockholder Group" means the Oaktree Group or the Onex Group or, with respect to any Stockholder that is not a member of the Onex Group or Oaktree Group, such Stockholder together with its Affiliates, as the context dictates.

         1.85 "Stockholder Joinder" has the meaning given thereto in Section 3.3(e) of this Agreement.

         1.86 "Stockholder Participation Securities" has the meaning given thereto in Section 4.1 of this Agreement.

         1.87 "Stockholders" means, collectively, OCM, Onex Cinema and any other Person who from time to time becomes a Stockholder pursuant to Section 3.2 or by executing a Stockholder Joinder, as required or permitted by an applicable provision hereof.

         1.88 "Subsequent Anniversary Date" has the meaning given thereto in
Section 3.6(a)(ii) of this Agreement.


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         1.89 "Subsidiary" means, with respect to any Person, any corporation or other Person of which securities or interests having the power to elect a majority of the corporation's or other Person's Board of Directors or other governing body or otherwise to direct the management of such corporation or other Person (other than securities or interests having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

         1.90 "Tag-Along Notice" has the meaning given thereto in Section 3.4(a) of this Agreement.

         1.91 "Tag-Along Right" has the meaning given thereto in Section 3.4(a) of this Agreement.

         1.92 "Tag-Along Sale" has the meaning given thereto in Section 3.4(a) of this Agreement.

         1.93 "Tag-Along Securities" has the meaning given thereto in Section 3.4(b)(ii)(C) of this Agreement.

         1.94 "Tag-Along Stockholder" has the meaning given thereto in Section 3.4(a) of this Agreement.

         1.95 "Third Party Participation Securities" has the meaning set forth in Section 4.1.

         1.96 "Transfer" (or any variation thereof used herein) means the direct or indirect sale, transfer, conveyance, assignment, gift, pledge, hypothecation or other encumbrance, or any other disposal (whether with or without consideration and whether voluntary or involuntary or by operation of law) of any interest in any Shares or Common Stock Equivalents, or the entry into any contract, option or other arrangement with respect to any of the foregoing.

         1.97 "Unavailable EBITDA Amount" means, as of either Subsequent Anniversary Date, an amount per Share equal to the difference between (i) the Oaktree Purchase Price and (B) the Accessible Equity Value Per Share, in each case, as of such date of determination.

         1.98 "Withdrawal Notice" has the meaning given thereto in Section 3.4(b)(iv)(C) of this Agreement.

         SECTION 2. CORPORATE GOVERNANCE MATTERS.

         At all times prior to the Initial Public Offering, except with respect to Section 2.4 (which shall survive an Initial Public Offering):

         2.1 Board of Directors. Each Stockholder shall vote all of such Stockholder's Shares and all of such Stockholder's other voting securities of the Company (in person or by proxy) at any annual or special meeting of the stockholders of the Company (or pursuant to any written consent to be executed in lieu of any such meeting), and each Stockholder and the Company shall take all such other actions as may be reasonably necessary, including without limitation, causing the Company to call a special meeting of its stockholders or to circulate for execution a


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written consent in lieu thereof, or calling a special meeting of the Board or circulating a written consent in lieu thereof, in each case, in order to give the fullest effect possible to the provisions of this Section 2.1.

                  (a)      Election of Directors.

                           (i) The number of directors that constitutes the
                  entire Board shall be 11. Such directors shall be elected as follows:

                                    (A) Four individuals designated by OCM shall
                           be elected as directors (the initial designees of OCM shall be as set forth on Schedule 1 hereto);

                                    (B) Six individuals designated by Onex
                           Cinema shall be elected as directors (the initial designees of Onex Cinema shall be as set forth on
                           Schedule 1 hereto); and

                                    (C) One individual who shall be the
                           individual who from time to time serves as the Chief Executive Officer of the Company.

                           (ii) The number of directors of the Company that Onex
                  Cinema or OCM (as applicable) has the right to designate pursuant to this Section 2.1 will be reduced by 50% (the number so reduced shall, if not zero or an integer, be rounded up to the nearest integer) when the Onex Group (in the case of Onex Cinema's right to designate directors) or the Oaktree Group (in the case of OCM's right to designate directors) holds less than 50% of the number of Shares held by such Stockholder Group as of the date hereof (including, Shares underlying Common Stock Equivalents held thereby as of the date hereof). The right of Onex Cinema or OCM (as applicable) to designate a director or directors pursuant to Section 2.1 will terminate when the Onex Group (in the case of Onex Cinema's right to designate directors) or the Oaktree Group (in the case of OCM's right to designate directors) holds less than 25% of the number of Shares held by such Stockholder Group as of the date hereof (including Shares underlying Common Stock Equivalents held thereby as of the date hereof).

                  (b) Committee and Subsidiary Boards. For so long as Onex Cinema retains the right to designate directors under Section 2.1, Onex Cinema shall be entitled to designate at least one member of each committee of the Board, at least one member of the board of directors (or similar governing body) of each Subsidiary of the Company and at least one member of each committee of the board of directors (or similar governing body) of each Subsidiary of the Company. For so long as OCM retains the right to designate directors under
Section 2.1, OCM shall be entitled to designate at least one member of each committee of the Board, at least one member of the board of directors (or similar governing body) of each Subsidiary of the Company and at least one member of each committee of the board of directors (or similar governing body) of each Subsidiary of the Company. Any individual designated by Onex Cinema or OCM to be a member of a committee of the Board or of the board of directors (or similar governing body) of a Subsidiary of the Company must be a director of the Company or a director of such Subsidiary


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(as applicable). With respect to Subsidiaries of the Company, the agreements of the parties in this clause (b) are subject to any legal or contractual restrictions in effect from time to time that make compliance with such agreements impracticable, which shall be applied uniformly to the greatest extent reasonably practicable to both Onex Cinema and OCM.

                  (c) Removal of Directors. Each Stockholder entitled to designate any director or committee member shall at all times have the right to require that their respective director or committee member designees under this
Section 2.1 be removed for any reason whatsoever (or no reason), whether with or without cause. If a Stockholder entitled to designate a director or committee member notifies the other Stockholders and the Company that it desires to remove one or more of its director or committee member designees, the Stockholders shall use their respective best efforts (including, but not limited to, voting all of such Stockholder's Shares so as to remove such director or committee member) to cause the removal of such director or committee member designee(s) to occur as promptly as practicable following the date such notice is given. Unless the relevant Stockholder entitled to designate the respective director or committee member shall give such notice to the other Stockholders and the Company regarding removal of such director or committee member designee(s), no Stockholder shall take any action to remove a director or committee member designated under this Section 2.1 by any other Stockholder (other than for cause).

                  (d) Vacancies of Directors. If a vacancy is created on the Board, any committee of the Board, the board of directors or similar governing body of a Subsidiary of the Company or any committee thereof, in each case, by reason of the death, incapacity, removal (including under Section 2.1(c) above) or resignation of any director designated by a Stockholder under this Section 2.1, then such Stockholder shall be entitled to designate an individual to fill such vacancy. At any time a vacancy exists on the Board, any committee of the Board, the board of directors or similar governing body of a Subsidiary of the Company or any committee thereof, in each case, due to the death, incapacity, removal or resignation of a director who was appointed under this Section 2.1, the Stockholders shall use their respective best efforts (including, but not limited to, voting all of such Stockholder's Shares so as to elect such director or committee member) to cause the election of such director's replacement in accordance with this Section 2.1(d) to occur as promptly as practicable following the date such vacancy occurs.

                  (e) Effect of Automatic Conversion Event. Following an Automatic Conversion Event, Sections 2.1(a)(i) and (ii) shall no longer be applicable and shall be null and void. Thereafter, Onex Cinema and Oaktree shall each from time to time be entitled to designate a number of directors of the Company equal to the product of (i) the total number of directors that may from time to time constitute the entire Board, minus one such director and (ii) a fraction, the numerator of which is the number of Fully-Diluted Shares owned by the Onex Group (in the case of the Onex Group's right to designate a director) or the Oaktree Group (in the case of the Oaktree Group's right to designate a director), and the denominator of which shall be the number of Fully-Diluted Shares held by all members of the Onex Group and the Oaktree Group, together, rounded up or down to the nearest whole number of directors or to zero (as applicable), and the individual who from time to time serves as the Chief Executive Officer of the Company shall be elected as a director of the Company.


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         2.2      Certain Oaktree Approval Matters.

                  (a) At any time prior to an Automatic Conversion Event, as long as OCM is entitled to and does designate at least one director of the Company under Section 2.1 of this Agreement, the Company shall not take any of the following actions without the approval of OCM:

                           (i) amend or otherwise modify the Company's
                  certificate of incorporation or by-laws, other than any amendment or modification thereto which the Board determines to be necessary, appropriate or desirable in connection with an Initial Public Offering;

                           (ii) commence the voluntary liquidation, winding-up
                  or dissolution of the Company, other than in connection with a Company Asset Sale, or authorize the commencement of a voluntary proceeding with respect to the Company under the Bankruptcy Code;

                           (iii) engage or permit a Subsidiary of the Company to
                  engage in any line of business other than the business of owning, operating and managing movie theaters and selling products and services at such theaters, and selling such other products and services and engaging in such other activities as are reasonably related or ancillary thereto or to the motion pictures shown at such movie theaters;

                           (iv) increase or decrease the number of directors
                  that constitutes the entire Board; or

                           (v) issue Class B Shares to any Person or Persons,
                  other than in connection with stock dividends, stock splits and similar events with respect to Class B Shares outstanding on the date hereof or hereafter issued in compliance with this
                  Section 2.2(a)(v).

                  (b) The Onex Group and the Oaktree Group hereby agree that any proposed action of the Company (or its Subsidiaries) that, if taken by a publicly-held corporation similar in size to the Company would customarily be considered by such company's board of directors, will be considered by and require the approval of the Board.

         2.3 Affiliate Transactions. At any time prior to an Automatic Conversion Event, without limiting the generality of Section 2.2(b) above, any transaction or series of related transactions to which the Company, any of its Subsidiaries or any Partially Owned Person which is Controlled by the Company is a party, with or for the benefit of any member of the Onex Group or any executive officer of Onex or director of Onex who is also an employee of Onex (or spouse, siblings, children or grandchildren of any such executive officer or employee director) (all such Persons, collectively, "Related Persons") ("Affiliated Transactions"), must be on arm's length terms, at least as favorable to the Company, such Subsidiary or such Partially Owned Person (as applicable) as the terms that could be obtained from a Person that is not a Related Person. Further, in the case of any Affiliated Transaction with a value of $3,000,000 or more, (i) such Affiliated Transaction must be approved as being on arms length terms by at least one director of the Company designated by OCM pursuant to this Agreement or, at any time that

OCM is not entitled to or has not designated a director of the Company pursuant to this Agreement, by OCM, or (ii) the Board must have received an opinion from a Designated Investment Bank that such Affiliated Transaction is on arm's length terms at least as favorable to the Company, such Subsidiary or such Partially Owned Person (as applicable) as the terms that could be obtained from a Person that is not a Related Person. For the purposes of this Section 2.3, a transaction shall not be deemed to be "for the benefit of" any Related Person if such transaction is between the Company, on the one hand, and a Person (other than such Related Person) that is not Controlled by such Related Person. As used in this Section 2.3, a "Designated Investment Bank" means a major nationally recognized investment banking firm mutually agreed upon by OCM and Onex Cinema or, failing such agreement, a major nationally recognized investment banking firm selected by Onex Cinema from three major nationally recognized investment banking firms proposed to Onex Cinema for such selection by OCM. If the Company is a party to any transaction with or for the benefit of any member of the Onex Group that is in accordance with the provisions of this Agreement, such transaction shall not constitute an Affiliated Transaction for the purposes hereof.

         2.4      Onex Group Conversion of Class B Shares; Transfer of Class B
                  Shares.

                  (a) If following the date of this Agreement, the Onex Group shall at any time own, in the aggregate, a number of Relevant Shares that is less than the number of Relevant Shares owned by the Oaktree Group, in the aggregate (such occurrence, an "Automatic Conversion Event"), then at such time, the Onex Group shall immediately convert all Class B Shares held by members of the Onex Group, if any, into Class A Shares and the Company shall take all actions necessary and appropriate in connection therewith. For the purposes of this Agreement, "Relevant Shares" means, (i) with respect to the Onex Group, any Shares (excluding any Shares underlying Common Stock Equivalents) owned by any member of the Onex Group as of the date of this Agreement, any Shares acquired by any member of the Onex Group after the date hereof from the Company in a transaction in which such Shares were Participation Securities and the preemptive rights provided under Section 4 of this Agreement were made available with respect thereto, and any Shares issued with respect to, in exchange for or in substitution of any of the foregoing Shares in a transaction of the type contemplated by Section 8.4 hereof and (ii) with respect to the Oaktree Group, any Shares (excluding Shares underlying Common Stock Equivalents (other than Shares acquired upon the exercise of Common Stock Equivalents owned by a member of the Oaktree Group as of the date hereof)) owned by any member of the Oaktree Group as of the date hereof, any Shares acquired by any member of the Oaktree Group after the date hereof from the Company in a transaction in which such Shares were Participation Securities and the preemptive rights provided under
Section 4 of this Agreement were available with respect thereto, and any Shares issued with respect to, in exchange for or in substitution of any of the foregoing Shares in a transaction of a type contemplated by Section 8.4 hereof. From and after an Automatic Conversion Event, the members of the Onex Group shall not vote any Class B Shares owned by them.

                  (b) Other than a Transfer to another member of the Onex Group who becomes bound by this Agreement as contemplated by Section 3.2(a) or Section 3.2(b)(i), each member of the Onex Group hereby agrees to convert Class B Shares into Class A Shares prior to any Transfer thereof unless both of the following conditions are satisfied at the time of Transfer (1) the members of the Oaktree Group, in the aggregate, cease to own at least 10% of the Shares outstanding, and (2) the Initial Public Offering has been consummated. Any such Transfer must comply with the applicable provisions of this Agreement, including, without limitation, Section 3 hereof).

         SECTION 3. TRANSFER OF SHARES.

         3.1      Legends.

                  (a) The certificates evidencing all Shares and Common Stock Equivalents acquired by the Stockholders will bear the following legends reflecting the restrictions on the Transfer of such securities contained in this Agreement:

                  "THE TRANSFER AND VOTING OF ANY OF THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 21, 2002, BY AND AMONG LOEWS CINEPLEX ENTERTAINMENT CORPORATION (THE "COMPANY"), 1363880 ONTARIO INC. AND OCM CINEMA HOLDINGS, LLC. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE UPON REQUEST. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT."

                  "THE SECURITIES COVERED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH QUALIFIES AS A TRANSACTION VALIDLY EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                  (b) The certificates evidencing the Shares and Common Stock Equivalents acquired by the Stockholders shall also bear any legend required under any applicable state securities laws.

                  (c) Absent an effective registration statement under the Securities Act covering the Transfer of the Shares or Common Stock Equivalents held by a Stockholder, no Stockholder shall Transfer any Shares or Common Stock Equivalents unless such Transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws.

                  (d) Each Stockholder consents to the Company making a notation on its records or giving instructions to any transfer agent for the Shares or Common Stock Equivalents in order to implement the restrictions on Transfer set forth in this Section 3.1.

         3.2      Resale of Securities.

                  (a) Restrictions on Transfer. Prior to the earlier to occur of either (i) an Initial Public Offering or (ii) the first anniversary of the date of this Agreement, no Stockholder shall Transfer or permit the Transfer of any Shares or Common Stock Equivalents held by it on the date of this Agreement or hereafter acquired by such Stockholder, other than to a member of the Oaktree Group or the Onex Group.

                  (b) Joinder Agreement. It shall be a condition precedent to any Transfer by any Stockholder permitted by Section 3.2(a) that such Transferee execute a written joinder agreement in substantially the form attached as Annex A hereto under which such Transferee agrees to become a party to this Agreement and to be subject to, and bound by the terms, conditions and restrictions hereof as a member of the Onex Group or Oaktree Group (as applicable). Following the earlier to occur of an Initial Public Offering and the first anniversary of the date of this Agreement,

                           (i) if any Stockholder Transfers Shares or Common
                  Stock Equivalents to a Stockholder that is a member of the Onex Group, then such member of the Onex Group, if not already a party to this Agreement, shall, as a condition to such Transfer, execute and deliver to the Company a joinder agreement, in substantially the form attached as Annex A to this Agreement, agreeing to be bound by the terms, provisions, conditions and restrictions of, and enjoy the same rights under, this Agreement as a member of the Onex Group hereunder;

                           (ii) if any Stockholder Transfers Shares or Common
                  Stock Equivalents to a Stockholder that is a member of the Oaktree Group, then such member of the Oaktree Group, if not already a party to this Agreement, shall, as a condition to such Transfer, execute and deliver to the Company a joinder agreement, in substantially the form attached as Annex A to this Agreement, agreeing to be bound by the terms, provisions, conditions and restrictions of, and enjoy the same rights under, this Agreement as a member of the Oaktree Group hereunder and

                           (iii) if any Stockholder transfers Shares or Common
                  Stock Equivalents to a Stockholder or member of a Stockholder Group, in each case, that is not a member of the Onex Group or Oaktree Group, if such Person is not already a party to this Agreement, then such Person shall, as a condition to such Transfer, execute a Stockholder Joinder.

                  (c) Ineffectiveness of Prohibited Transfers. Any Transfer or purported Transfer made in violation of this Agreement (including, without limitation, Section 2.4(b) hereof and this Section 3) shall be null and void ab initio, and shall be of no force and effect. Each Stockholder shall notify the Company in writing five days in advance of any attempted Transfer, and the Company shall not recognize any Transfer made in violation of this Section 3. Each Stockholder hereby consents in advance to a "stop-transfer" order with respect to its Shares and/or Common Stock Equivalents being made on the books of the Company or given to any transfer agent for the Shares and Common Stock Equivalents, in the event of any attempted Transfer in violation of this Agreement (including, without limitation, Section 2.4(b) hereof and this Section 3).

                  (d) Indirect Transfer. At any time prior to the consummation of an Initial Public Offering, (i) Onex shall not (A) suffer or permit any member of the Onex Group to cease to be Controlled by Onex as long as such member holds any Shares or Common Stock Equivalents, or (B) permit any Person (other than a member of the Onex Group) who does not own an interest in Onex Cinema as of the date hereof to acquire an interest in Onex Cinema after the date hereof and (ii) Oaktree shall not (A) suffer or permit any member of the Oaktree Group (other than a fund or account managed by Oaktree) to cease to be Controlled by Oaktree as long as such member holds any Shares or Common Stock Equivalents or (B) permit any Person (other than a member of the Oaktree Group) who does not own an interest in OCM as of the date hereof to acquire an interest in OCM after the date hereof.

         3.3      Right of First Offer.

                  (a) Offer by Seller(s). If at any time after the date which is 20 Business Days prior to the first anniversary of the date of this Agreement, subject to Section 3.3(f), one or more Stockholders (each, a "Seller") wishes to sell any or all of the Shares and/or Common Stock Equivalents held by such Seller to any Person that is not a Stockholder or a member of a Stockholder Group, the Seller shall promptly notify the Company and all Stockholders that are not part of the Seller's Stockholder Group (such Stockholders, the "Offerees") in writing of the Seller's desire to Transfer such Shares or Common Stock Equivalents (the "Notice of Offer"). The Notice of Offer shall (x) identify all of the Shares or Common Stock Equivalents proposed to be sold, (y) state the proposed purchase price per Share or Common Stock Equivalents and the other material terms and conditions of such sale and (z) contain and be deemed to constitute an irrevocable offer by the Seller to sell to the Offerees the Shares and/or Common Stock Equivalents which are the subject of the Notice of Offer (the "Offered Securities") on the terms and subject to the conditions and time periods set forth in this Section 3.3. For the purposes of this Agreement, an Offeree's "Pro Rata Share" means, at any time, the number of Fully Diluted Shares owned by such Offeree as of the date of determination, divided by the number of Fully Diluted Shares owned by all Offerees as of such date, expressed as a percentage.

                  (b) Acceptance of Offer. If any Offeree wishes to purchase Offered Securities, such Offeree shall, within 20 Business Days following receipt of the Notice of Offer ("Offer Period"), deliver to the Seller(s) and the Company a written notice (an "Acceptance Notice"), stating that such Offeree (the "Purchaser") is willing to purchase all or a portion of the Offeree's Pro Rata Share of the Offered Securities (and, if such Purchaser so desires, an additional amount of Excess Offered Securities as contemplated below), and such written notice shall constitute an irrevocable commitment by such Offeree to purchase such number of Offered Securities on the terms and subject to the conditions set forth in this Section 3.3. Further, any

Offeree may specify in its Acceptance Notice any number of the Offered Securities in addition to its Pro Rata Share of Offered Securities that such Offeree would be willing to purchase if and to the extent any Offered Securities are not the subject of a timely Acceptance Notice delivered by other Offerees hereunder (any such Offered Securities being referred to as, "Excess Offered Securities") because one or more Offerees does not deliver a timely Acceptance Notice or delivers a timely Acceptance Notice that covers less than all of such Offeree's Pro Rata Share of Offered Securities. First, each Offeree shall be permitted to purchase up to such Offeree's Pro Rata Share of Offered Securities (as elected in such Offeree's Acceptance Notice). Thereafter, if there exist Excess Offered Securities and one or more Offeree (each, an "Excess Offeree") has delivered an Acceptance Notice which indicates, from the number of Offered Securities covered thereby, that such Excess Offeree would be willing to purchase all or a portion of such Excess Offered Securities, then such Excess Offered Securities shall be allocated to such Excess Offerees pro rata based upon the proportion that the number of Fully Diluted Shares owned by each such Excess Offeree bears to the number of Fully Diluted Shares owned by all such Excess Offerees; provided, that no Excess Offeree shall purchase by operation of the allocation procedure contemplated by this sentence a number of Offered Securities, in the aggregate, that is greater than the number of Offered Securities covered by the Acceptance Notice delivered thereby. The allocation procedure contemplated by the immediately preceding sentence shall be applied repeatedly until all Excess Offered Securities are allocated to Excess Offerees that have delivered Acceptance Notices entitling them to purchase such Excess Offered Securities, or until no Excess Offeree is entitled to purchase such Excess Offered Securities based on the number of Offered Securities covered by their Acceptance Notices. The failure of any Offeree to deliver a timely Acceptance Notice shall be deemed to be a waiver of such Offeree's rights to purchase Offered Securities pursuant to this Section 3.3; provided, that any Offeree may waive its rights to purchase Offered Securities pursuant to this
Section 3.3 prior to the expiration of the Offer Period by giving written notice to such effect to the Seller(s), with a copy to the Company.

                  (c) Purchase Price for Offered Securities. The purchase price per Share or Common Stock Equivalent for the Offered Securities shall be the price per Share or Common Stock Equivalent stated in the Notice of Offer, which price shall be paid in cash.

                  (d) Closing of Purchase of Offered Securities. The closing of the purchase of Offered Securities shall take place at the principal offices of the Company or at such other location as the Purchaser(s) and Seller(s) may mutually agree. Such closing shall take place as promptly as practicable, but in no event more than 10 days after the expiration of the Offer Period. At the closing, the purchase price for the Offered Securities shall be paid by the Purchaser(s) to the Seller(s) against delivery by the Seller(s) to the Purchaser(s) of the certificates evidencing the Offered Securities to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of Transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement).

                  (e) Sale by Seller(s). If the Offer Notice shall be duly given, and if the Offerees have not elected within the Offer Period to purchase all Offered Securities, then the Seller(s) shall be free, for a period of 180 days from the expiration of the Offer Period to sell (or to enter into a definitive agreement to sell) the Offered Securities as to which no election was made, to any Person or Persons other than an Ineligible Purchaser or a Disqualified Purchaser for cash at a price per Share or Common Stock Equivalent (as applicable) that is equal to or greater than the price therefor set forth in the Notice of Offer. Before selling (or entering into a definitive agreement to sell) any Offered Securities to any Person as otherwise permitted by the immediately preceding sentence, the Seller(s) shall, no later than the date which is 10 Business Days prior to the date of such sale (or the date of execution of such definitive agreement), deliver a written notice (the "Purchaser Identification Notice") to the Company identifying the Person that is the proposed Transferee of such Offered Securities, including, if such Person is not a natural person, a list of all Persons that Control such proposed Transferee and a list of such Person's and any such Controlling Persons' principal executive officers. It shall be a condition precedent to the consummation of any Transfer of Offered Securities under this Section 3.3(e) that the Transferee agree, pursuant to a written agreement in substantially the form attached as Annex B hereto (a "Stockholder Joinder") to be bound by and subject to the terms, conditions and restrictions of this Agreement as a Stockholder (but not a member of the Onex Group or Oaktree Group). If the Seller(s) (i) fail to Transfer Offered Securities under this Section 3.3(e) within the 180-day period referred to above, or (ii) enter into a definitive agreement to do so within the 180-day period referred to above and fail to consummate the closing thereunder within 90 days after the date of entry into such agreement, then any Transfer by the Seller(s) of such Offered Securities shall again be subject to compliance with the right of first offer set forth in this Section 3.3.

         In order to prohibit a Transfer to a Company Competitor or a Disqualified Purchaser, the Company must deliver to the Seller(s) a written notice that a proposed Transferee of Offered Securities has been determined by the Company to be a Competitor or Disqualified Purchaser (as applicable) within ten Business Days of receipt by the Company of a Purchaser Identification Notice. Failure of the Company to deliver such written notice within such ten Business Day period shall be deemed a determination by the Company that the proposed Transferee is not a an Ineligible Purchaser or a Disqualified Purchaser.

                  (f) Exempted Transfers. The provisions of this Section 3.3 (and Section 3.4) shall not apply to Transfers in connection with an Initial Public Offering or at any time after an Initial Public Offering, or to Transfers pursuant to the exercise of the Tag-Along Right under Section 3.4 or a Drag-Along Sale with respect to which the Drag-Along Right is exercised under
Section 3.5 (other than a Non-Qualifying Drag-Along Sale).

         3.4      Tag-Along Right.

                  (a) Grant of Tag-Along Right. If one or more members of a Stockholder Group (the "Offering Stockholders") at any time intend to Transfer Shares and/or Common Stock Equivalents (a "Tag-Along Sale") in a transaction to which Section 3.3 applies (other than a Drag-Along Sale in which Drag-Along Rights are exercised), then such Offering Stockholder(s) shall, following compliance with Section 3.3 and at least 20 Business Days prior to the Closing of the Tag-Along Sale, deliver written notice (a "Tag-Along Notice") thereof to the Stockholders which are not members of the Offering Stockholder's Stockholder Group (each such Stockholder, a "Tag-Along Stockholder") setting forth in reasonable detail the material terms and conditions associated with such proposed Tag-Along Sale, including, without limitation, (i) to the extent then known, the identity of the proposed Transferee(s) (the "Buyer(s)"), (ii) the proposed purchase price per Share and/or the proposed purchase price for each type of Common Stock Equivalent and the terms and conditions of such sale,
(iii) the aggregate number of Shares and the aggregate number of each type of Common Stock Equivalent proposed to be Transferred in the Tag-Along Sale and
(iv) the aggregate number of Shares and/or the aggregate number of each type of Common Stock Equivalent with respect to which each Tag-Along Stockholder can exercise the tag-along right (the "Tag-Along Right") provided in this Section
3.4 (determined under Section 3.4(b)(ii) below). The Company shall cooperate with any Offering Stockholders in the preparation of a Tag-Along Notice, and shall provide to any Offering Stockholder such information as it may reasonably request for the purposes of completing the Tag-Along Notice.

                  (b)      Exercise of Tag-Along Right.

                           (i) Within 10 days following the date the Tag-Along
                  Notice is delivered, a Tag-Along Stockholder may deliver written notice (a "Participation Notice") to the Offering Stockholders notifying them that such Tag-Along Stockholder elects to participate in the Tag-Along Sale, on the terms and subject to the conditions set forth in this Section 3.4.

                           (ii) (A) If a Tag-Along Stockholder delivers a timely Participation Notice, the Tag-Along Stockholder will be permitted to sell to the Buyer(s) in the Tag-Along Sale up to a number of Shares and/or up to a number of each type of Common Stock Equivalent that is the subject of the Tag-Along Sale, in each case, equal to the product of (1) the aggregate number of Shares or of such type of Common Stock Equivalent (as applicable) proposed to be Transferred to the Buyer(s) in the Tag-Along Sale and (2) a fraction, the numerator of which is the number of Shares or of such type of Common Stock Equivalent (as applicable) held by such Tag-Along Stockholder, and the denominator of which is the total number of Shares or of such type of Common Stock Equivalent (as applicable) held by all Stockholders together, in each case, determined as of the date the Tag-Along Notice is delivered.

                                    (B) For avoidance of doubt, if the
                           securities that the Offering Stockholders are Transferring to the Buyer(s) in a Tag-Along Sale consist of either (1) Shares and one or more types of Common Stock Equivalents or (2) more than one type of Common Stock Equivalent, then the right of the Tag-Along Stockholders to sell securities in such Tag-Along Sale under this Section 3.4 shall be exercisable as to such Shares and/or types of Common Stock Equivalents only in the same proportion as such types of securities are being sold by the Offering Stockholders, and the calculation set forth in
                           Section 3.4(b)(ii)(A) shall be performed independently as to each such type of security. For purposes of the foregoing, there shall be no distinction between the Class A Shares and the Class B Shares.

                                    (C) The maximum aggregate number of Shares
                           and/or of each type of Common Stock Equivalent which each Tag-Along Stockholder is permitted to sell in a Tag-Along Sale under this
                           Section 3.4 are referred to herein collectively as such Tag-Along Stockholder's "Tag-Along Securities".

                           (iii) With respect to any Shares or Common Stock Equivalents of a Tag-Along Stockholder that are the subject of a timely Participation Notice, such Tag-Along Stockholder shall be irrevocably bound to Transfer such Shares or Common Stock Equivalents to the Buyer(s) upon the terms and conditions set forth in the Tag-Along Notice conditioned only upon the closing of the Tag-Along Sale.

                           (iv) (A) The Transfer of Shares and/or Common Stock Equivalents to the Buyer(s) in the Tag-Along Sale by the Tag-Along Stockholders shall be at the same price and for the same type and amount of consideration per Share (without distinction as between Class A Shares and Class B Shares) or type of Common Stock Equivalent, and on the same terms and conditions, as are associated with the Transfer by the Offering Stockholders.

                                    (B) If the Offering Stockholders have
                           delivered a Tag-Along Notice, they shall promptly notify the Tag-Along Stockholders in writing if the Offering Stockholders agree with the Buyer(s) in the proposed Tag-Along Sale, prior to both the delivery by any Tag-Along Stockholders of a Participation Notice, and the lapse of the 10-day period following the date of delivery of the Tag-Along Notice, to any change to the price per Share or the price per Common Stock Equivalent to be paid by the Buyer(s) therein or otherwise materially modify the terms and conditions of the Tag-Along Sale from those set forth in the Tag-Along Notice, and the Tag-Along Notice shall be deemed to have been amended for all purposes of this Agreement to include such modified price or terms and conditions. If the Offering Stockholders have delivered a Tag-Along Notice, and the Offering Stockholders thereafter agree with the Buyer(s) in the proposed Tag-Along Sale, after the delivery by any Tag-Along Stockholders of a Participation Notice or, if no Participation Notice is delivered, following the expiration of the 10-day period following the delivery of the Tag-Along Notice, to reduce the price per Share or Common Stock Equivalent in, or to modify in a manner favorable to the Buyer(s) any of the other material terms and conditions of, the Tag-Along Sale from those set forth in the Tag-Along Notice, then the Offering Stockholders shall be required to deliver a new Tag-Along Notice with respect to, and otherwise comply with the provisions of this Section 3.4 in connection with, such modified Tag-Along Sale; provided, that for such purposes, (x) the 20 Business Day period referred to in the first sentence of
                           Section 3.4 (a) shall be deemed to be a five Business Day period and (y) the 10-day period referred to in the first sentence of Section 3.4(b)(i) shall be deemed to be a five day period.

                                    (C) Notwithstanding anything to the contrary
                           herein, subject to compliance with the provisions hereof, nothing herein shall be deemed or construed to restrict the ability of the Offering Stockholders to determine in their sole and absolute discretion at any time (1) whether to consummate or decline to proceed with the Tag-Along Sale and/or (2) to amend, supplement or otherwise modify any of the terms and conditions (including the price per Share or of any type of Common Stock Equivalent) associated with the Tag-Along Sale. If the Offering Stockholders deliver a Tag-Along Notice, at any time before the closing of the related Tag-Along Sale, the Offering Stockholders shall be entitled, in their sole and absolute discretion and whether or not any Tag-Along Stockholders have delivered a Participation Notice, to give written notice (a "Withdrawal Notice") to the Tag-Along Stockholders electing to withdraw the Tag-Along Notice and not to proceed with the proposed Tag-Along Sale. If the Offering Stockholders deliver a Withdrawal Notice, any previously delivered Participation Notice by any Tag-Along Stockholder and the related exercise by such Tag-Along Stockholders of their Tag-Along Right shall automatically be deemed to be revoked.

                  (c) Sale Where No Tag-Along Exercise. If one or more Tag-Along Stockholders does not give a timely Participation Notice with respect to all or any portion of its Tag-Along Securities, then, subject to Section 3.4(b)(iv)(B), the Offering Stockholders may transfer up to the number of Shares and/or Common Stock Equivalents that were the subject of the Tag-Along Notice but which were not the subject of timely Participation Notices for a period of 60 days following the expiration of the 10 day period immediately following the delivery of the Tag-Along Notice, on terms and conditions substantially equivalent to those set forth in the Tag-Along Notice.

                  (d) Certain Covenants Concerning Tag-Along Sale. In connection with any Tag-Along Sale in which Tag-Along Stockholders have elected to participate pursuant to this Section 3.4, such participating Tag-Along Stockholders shall take such actions as may be reasonably requested by the Offering Stockholders as desirable or necessary to facilitate the consummation of the Tag-Along Sale, including, without limitation, the execution and delivery of such agreements and other documents, and the taking of such actions, as may be reasonably necessary to (i) provide representations and warranties, covenants, indemnities, and escrow arrangements relating to the Tag-Along Sale, to the extent that the same are being provided by the Offering Stockholders and
(ii) effect the allocation and distribution of the aggregate net consideration payable to the Offering Stockholders and the participating Tag-Along Stockholders upon the closing of the Tag-Along Sale. Any representations, warranties and indemnities to be provided by a Tag-Along Stockholder (other than those relating to such Stockholder's existence, capacity, authorization, execution and delivery and title to securities) shall be several in nature, and such Person's liability in connection therewith shall be on a pro rata basis, based upon the proportion that the aggregate gross proceeds received by such Tag-Along Stockholder in the Tag-Along Sale for its Shares and/or Common Stock Equivalents bears to the aggregate gross proceeds received by all Persons selling Shares and/or Common Stock Equivalents therein.

                  (e) Closing of Tag-Along Sale. At or prior to the closing of the Tag-Along Sale, each participating Tag-Along Stockholder shall deliver to the Buyer(s) certificates evidencing the Tag-Along Securities to be conveyed by Tag-Along Stockholder, duly endorsed or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement), against payment of the purchase price therefor.

                  (f) Treatment of Shares Sold Buyer(s) in Tag-Along Sale. It shall be a condition precedent to the closing of any Tag-Along Sale that each Buyer execute and deliver to Onex Cinema, OCM and the Company a Stockholder Joinder duly executed by such Buyer.

         3.5      Drag-Along Right; Company Asset Sales.

                  (a) Grant of Drag-Along Right. If at any time prior to the occurrence of an Automatic Conversion Event, one or more members of the Onex Group, individually or together (the "Selling Stockholders"), wish, in one or a series of related transactions, to Transfer Shares and/or Common Stock Equivalents held by them to an Independent Third Party or group of Independent Third Parties in a bona fide arm's length transaction, whether by way of merger, consolidation, sale of securities, exchange of securities or any other type of business combination transaction (a "Drag-Along Sale"), then:

                           (i) the Selling Stockholders shall be entitled to
                  exercise the right (the "Drag-Along Right") provided in this
                  Section 3.5 to require each other Stockholder that is not a member of the Onex Group (the "Drag-Along Stockholders") to Transfer at the closing of such Drag-Along Sale to the proposed Transferee (the "Drag-Along Transferee") Shares and/or Common Stock Equivalents constituting the same proportion of the Fully Diluted Shares then held by such Stockholder as the Selling Stockholders are Transferring of their Fully Diluted Shares (the "Drag-Along Securities");

                           (ii) the Drag-Along Stockholders shall receive the
                  same type and amount of consideration per Share (without distinction as between Class A Shares and Class B Shares) and the same type and amount of consideration for each type of Common Stock Equivalent, in each case, as is paid or delivered by the Drag-Along Transferee in the Drag-Along Sale to the Selling Stockholders;

                           (iii) without limiting Section 3.5(a)(ii) above, any
                  and all consideration received by the Drag-Along Stockholders must be in the form of cash or readily marketable securities of U.S. issuers or readily marketable securities of one or more non-U.S. issuers; the securities of each such non-U.S. issuer must be listed or quoted on a U.S. stock exchange or automatic quotation system or a major international stock exchange or automatic quotation system, and each such non-U.S. issuer must have a total market capitalization equal to the equivalent of US$500,000,000 or more;

                           (iv) before delivering a Drag-Along Notice in
                  connection with a Drag-Along Sale that involves the Transfer of less than 50% of the Fully-Diluted Shares then held by the members of the Onex Group in the aggregate (any such Transfer, a "Non-Qualifying Drag-Along Sale"), the Selling Stockholders must first comply with Section 3.3 hereunder with respect to the Shares and/or Common Stock Equivalents proposed to be Transferred in such Drag-Along Sale by the Selling Stockholders;

                           (v) the Drag-Along Stockholders shall otherwise
                  participate in the Drag-Along Sale on the same terms and conditions as the Selling Stockholders, subject to Section 3.5(d) below;

                           (vi) No consideration or fees shall be paid or
                  provided to the Selling Stockholders or any of their respective Affiliates or Related Persons in any manner (including, without limitation, in connection with a non-compete agreement, consulting arrangement or any other agreement, arrangement or understanding) in connection with a Drag-Along Sale, that would cause the Selling Stockholders or any of their respective Affiliates or Related Persons to receive a benefit (of any kind, in any form and/or at any time) not available to the Drag-Along Stockholders on a proportionate basis; and

                           (vii) All definitive agreements, whether written or
                  oral, between the Selling Stockholders or any of their respective Affiliates or Related Persons, on the one hand, and the Drag-Along Transferee or any of its Affiliates, on the other hand, governing or relating to, or otherwise in connection with a Drag-Along Sale shall be disclosed in writing to the Selling Stockholders prior to any such party entering into any such definitive agreements governing or relating to, or otherwise in connection with such Drag-Along Sale.

                  (b) Exercise of Drag-Along Right. To exercise the Drag-Along Right, the Onex Group shall give Drag-Along Stockholders a written notice of exercise (a "Drag-Along Notice") setting forth (i) to the extent then known, the identity of the Drag-Along Transferee, (ii) the proposed type and amount of consideration and the terms of payment associated with the Drag-Along Sale,
(iii) the number of Shares and the number of each type of Common Stock Equivalent that each Drag-Along Stockholder will be required to Transfer in the Drag-Along Sale as Drag-Along Securities, and (iv) the other material terms and conditions of the Drag-Along Sale. Thereafter, the Drag-Along Stockholders shall be obligated to Transfer the Drag-Along Securities to the Drag-Along Transferee at the closing of the Drag-Along Sale, conditioned only upon the closing of the Drag-Along Sale, and to otherwise comply with the provisions of this Section 3.5 in connection with the Drag-Along Sale.

                  (c) Drag-Along Stockholder Approval of Drag-Along Sale; Company Asset Sales; Etc. The Drag-Along Stockholders shall consent to, and shall raise no objections against a Drag-Along Sale or Company Asset Sale effected in accordance with this Section 3.5. If any Company Asset Sale requires, or the Drag-Along Sale is structured as a merger or consolidation of the Company or other type business combination transaction which requires, approval of the stockholders of the Company and/or if dissenters rights, appraisal rights or similar rights may be available, in connection with such Company Asset Sale or Drag-Along Sale, then each Drag-Along Stockholder shall vote all Shares and other voting securities of the Company held thereby to approve such merger, consolidation or other transaction or Company Asset Sale, and shall waive any such dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or other transaction or Company Asset Sale.

                  (d) Agreements in Drag-Along Sale. In connection with any Drag-Along Sale the Drag-Along Stockholders shall take such actions as may be reasonably requested by the Onex Group as desirable or necessary to facilitate the consummation of the Drag-Along Sale, including, without limitation, the execution and delivery of such agreements and other documents, and the taking of such actions, as may be reasonably necessary to (i) provide representations and warranties, covenants, indemnities, and escrow arrangements relating to the Drag-Along Sale, to the extent that the same are being provided by the Selling Stockholders and (ii) effect the allocation and distribution of the aggregate net consideration payable to the Selling Stockholders and the Drag-Along Stockholders upon the closing of the Drag-Along Sale. Any representations, warranties and indemnities to be provided by a Drag-Along Stockholder (other than those relating to such Stockholder's existence, capacity, authorization, execution and delivery and title to securities) shall be several in nature, and such member's liability in connection therewith shall be on a pro rata basis, based upon the proportion that the aggregate gross proceeds received by such person in the Drag-Along Sale for its Shares and/or Common Stock Equivalents bears to the aggregate gross proceeds received by all Persons selling Shares and/or Common Stock Equivalents therein.

                  (e) Composition of Drag-Along Securities. Notwithstanding anything to the contrary herein, if the Selling Stockholders exercise the Drag-Along Right, the Selling Stockholders shall be entitled to require the Drag-Along Stockholders to exercise, exchange or convert any Common Stock Equivalents held by them into Shares, in connection with the closing of the Drag-Along Sale and the sale of Drag-Along Securities to the Drag-Along Transferee. If the securities that the Selling Stockholders are Transferring to the Buyer(s) in a Drag-Along Sale in which the Onex Group is selling less than all of its Fully Diluted Shares consist of either (1) Shares and one or more types of Common Stock Equivalents or (2) more than one type of Common Stock Equivalent, then the Drag-Along Securities of the Drag-Along Stockholders shall include each such type of security in the same proportions as they are included in the securities being sold by the Selling Stockholders in such Drag-Along Sale.

                  (f) Purchaser Representative for Drag-Along Sale. If the Selling Stockholders or their representatives enter into any negotiation or transaction for which Regulation D under the Securities Act (or any similar rule or regulation then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Drag-Along Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Selling Stockholders, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Selling Stockholders.

                  (g) Alternative Consideration to Avoid Registration, Etc. Notwithstanding anything to the contrary herein, in the event that all or a portion of the purchase price to be paid by the Drag-Along Transferee in the Drag-Along Sale consists of securities, and the sale of such securities to the Drag-Along Stockholders (other than OCM or any member of the Oaktree Group that is an Accredited Investor (as defined in Regulation D under the Securities Act)) would require either a registration under the Securities Act or the preparation of a disclosure document under Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities laws, then, at the option of the Selling Stockholders, the Drag-Along Stockholders (other than OCM or any member of the Oaktree Group that is an Accredited Investor (as defined in Regulation D under the Securities Act)) may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

                  (h) Closing of Drag-Along Sale. At or prior to the closing of a Drag-Along Sale, the Drag-Along Stockholders shall deliver to the Drag-Along Transferee certificates representing the Drag-Along Securities to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement), against delivery by the Drag-Along Transferee of the consideration for the Drag-Along Securities.

                  (i) The Onex Group shall not without exercising the Drag-Along Right cause the Company to consummate a Change of Control Transaction that is structured as a sale, merger, tender offer, consolidation or other business combination or sale of all or substantially all the assets of the Company, capable of being approved by the members of the Onex Group in their capacity as stockholders of the Company without the approval of any other holder of Common Stock (any of the foregoing, a "Statutory Drag-Along Sale"), unless such Statutory Drag-Along Sale (x) is approved by the holders of a majority of the outstanding shares of Common Stock held Persons other than the Onex Group or (y) is in connection with a bona fide arm's length transaction with an Independent Third Party or group of Independent Third Parties and would, if conducted as a Drag-Along Sale, comply with Sections 3.5(a)(ii),(iii), (iv), (v), (vi) and
(vii) hereof.

                  (j) No Stockholder shall effect a Tag-Along Sale other than in such a manner that such Tag-Along Sale would, if it were a Drag-Along Sale and such Stockholder were a Selling Stockholder, comply with Sections 3.5(a)(ii),
(v), (vi) and (vii) hereof.

         3.6 Oaktree Put Right.

         Whether or not the "put" rights granted to the Oaktree Group under this
Section 3.6(a) shall be available with respect to any particular Shares held by a member of the Oaktree Group shall be determined in accordance with Section 3.6(b) hereof, and all references in this Section 3.6(a) to "Shares" of a member of the Oaktree Group shall constitute only references to Shares identified in such Section 3.6(b).

                  (a) (1) During the 45-day period from and after the first anniversary of the date of this Agreement (the "First Anniversary Date"), the Oaktree Group shall have the right to require the Onex Group to purchase an aggregate of 40,000 Shares owned by the Oaktree Group at a price equal to $2,345 per Share, in accordance with the second paragraph of Section 3.6(a)(ii) below.

                           (ii) During the 45-day period from and after each of
                  the third and fifth anniversaries of the date of this Agreement (each, a "Subsequent Anniversary Date"), each member of the Oaktree Group shall have the right to require the Onex Group to purchase the Shares identified in the immediately following paragraph of this Section 3.6(a)(ii) (the "Put Shares") at a price per Put Share equal to the Oaktree Purchase Price (subject to deferral of the payment of any Unavailable EBITDA Amount as provided below).

                           Each member of the Oaktree Group other than OCM
                  shall, in connection with any exercise of the "put" right granted under Section 3.6(a) be required to exercise such "put" right as to all but not less than all of the Shares held by such Person at the time of exercise (including all Shares then capable of being acquired upon the exercise of Common Stock Equivalents held thereby). OCM shall, in connection with any exercise of the "put" right granted under Section 3.6(a) be required to exercise such "put" right as to all but not less than all of the Shares owned by OCM at the time of exercise for the benefit of, or on behalf of any Person who owns an interest in OCM (including all such Shares then capable of being acquired upon the exercise of Common Stock Equivalents owned by OCM for the benefit of, or on behalf of any such Person). For avoidance of doubt and by way of example only, if at the time of exercise of the "put" right granted under this Section 3.6(a), OCM owns 100 Shares and the outstanding interests in OCM owned by Persons for the benefit of which or on behalf of which OCM owns Shares are owned by four Persons (such interests in OCM allocated 35%, 25%, 30% and 10% among such Persons), then OCM shall be entitled to exercise such "put" right as to 35 Shares, 25 Shares, 30 Shares, 10 Shares or any sum of any of two or more of the foregoing amounts of Shares.

                           (iii) In order to exercise the Oaktree Group's right
                  to require the purchase of Shares or Put Shares by the Onex Group pursuant to Section 3.6(a)(i) or 3.6(a)(ii) above, respectively, OCM, on behalf of the Oaktree Group, shall deliver written notice of such election to Onex Cinema during the 45-day period from and after the First Anniversary Date (in the case of exercise under Section 3.6(a)(i)) or the relevant Subsequent Anniversary Date (in the case of exercise under Section 3.6(a)(ii)). Such notice shall specify the members of the Oaktree Group from whom Shares or Put Shares (as applicable) are to be purchased and the number of Shares or Put Shares (as applicable) to be sold to the Onex Group hereunder by each such member of the Oaktree Group.

                  The closing of the exercise by the Oaktree Group of its rights under Section 3.6(a)(i) shall take place within the 30-day period following receipt by Onex Cinema of the notice of such exercise.

                  If OCM on behalf of the Oaktree Group delivers to Onex Cinema a notice exercising its right pursuant to Section 3.6(a)(ii), then as soon as practicable, but in any event within 45 days after the date OCM delivers such notice, Onex Cinema shall deliver to OCM on behalf of the Oaktree Group a written notice (the "Pricing Notice") setting forth the Oaktree Purchase Price and the calculation thereof in reasonable detail, including the amount of any Unavailable EBITDA Amount, the payment of which is to be deferred as contemplated by this Section 3.6(a)(iii). During the 45-day period following the delivery by Onex Cinema of the Pricing Notice the Company shall provide OCM and its authorized representatives with such reasonable access to the books and records and personnel of the Company and its Subsidiaries and, to the extent reasonably practicable, its Partially Owned Persons, as OCM may reasonably request for the purposes of verifying the accuracy of the Pricing Notice and the Oaktree Purchase Price, the Unavailable EBITDA Amount and other calculations set forth therein, and for the purpose of otherwise participating in the dispute resolution procedure provided in this Section 3.6(a)(iii), in each case, at reasonable times and upon reasonable notice and subject to such agreements regarding confidentiality and non-disclosure in such form as the Company may reasonably request. If OCM on behalf of the Oaktree Group does not deliver a notice (a "Dispute Notice") to Onex Cinema within the 45-day period following the delivery by Onex Cinema of the Pricing Notice, which Dispute Notice sets forth the Oaktree Group's objections to the Oaktree Purchase Price and/or Unavailable EBITDA Amount set forth in the Pricing Notice, then upon the expiration of such 45-day period the Pricing Notice and the Oaktree Purchase Price and any Unavailable EBITDA Amount set forth therein shall be conclusive and binding upon all parties to this Agreement for all purposes.

                  If OCM gives a timely Dispute Notice, then OCM and Onex Cinema shall for a period of five Business Days following the date the Dispute Notice is delivered to Onex Cinema endeavor in good faith to resolve any objections to, and agree upon the final form of, the Pricing Notice and the Oaktree Purchase Price and any Unavailable EBITDA Amount set forth therein. In the event that Onex Cinema and OCM fail to resolve all outstanding issues with respect to Pricing Notice within such five Business Day period, then all remaining issues in dispute will be submitted to a major certified public accounting firm of national reputation mutually agreed upon by Onex Cinema and OCM (the "Accountant") for resolution in accordance with the terms and conditions of this Agreement not later than five Business Days after the expiration of such five Business Days period; provided that, if within five Business Days after the expiration of the aforementioned five-Business Day negotiation period the parties have failed to agree upon the selection of the Accountant, Onex Cinema shall select a major certified public accounting firm of national reputation from three such firms proposed by OCM to Onex Cinema for such purpose within five days thereafter. If issues in dispute are submitted to the Accountant for resolution, (i) the Company will furnish to the Accountant such work papers and other documents and information relating to the disputed issues as the Accountant may reasonably request and OCM and Onex Cinema will be afforded the opportunity to present to the Accountant any material relating to the determination and to discuss the determination with the Accountant; (ii) the determination by the Accountant, as set forth in a written notice which Onex Cinema and OCM shall instruct the Accountant to deliver to both of them within ten Business Days after the date of the engagement of the Accountant, will be binding and conclusive on the parties for all purposes; and (iii) the Onex Group and the Oaktree Group shall each bear 50% of the fees and expenses of the engagement of the Accountant in connection with such determination. As a condition to the engagement of the Accountant, the Accountant may be required to enter into such agreements regarding confidentiality and non-disclosure as the Company may reasonably request.

                  If OCM does not deliver a Dispute Notice, then the closing of the purchase and sale of Put Shares in connection with the Oaktree Group's exercise of its rights under Section 3.6(a)(ii) shall occur within 30 days following the expiration of the 45-day period following the date Onex Cinema delivers the Pricing Notice or, if OCM delivers a written notice waiving its right to deliver a Dispute Notice before the expiration of such 45-day period, then within 30 days following receipt by Onex Cinema of such written notice. If OCM delivers a Dispute Notice, then the closing of the purchase and sale of Put Shares in connection with the Oaktree Group's exercise of its rights under Section 3.6(a)(ii) shall occur as soon as practicable, but in no event later than ten Business Days following the date on which all disputes regarding the Pricing Notice and the Oaktree Purchase Price and any Unavailable EBITDA Amount have been conclusively resolved in accordance with this Section 3.6(a)(iii).

                  Notwithstanding anything to the contrary in the immediately preceding paragraph, if as of the Subsequent Anniversary Date as of which the Oaktree Group exercises its rights under
                  Section 3.6(a)(ii) there exists an Unavailable EBITDA Amount, as finally determined pursuant to this Section 3.6(iii), then, with respect to each Put Share purchased by the Onex Group, that portion of the Oaktree Purchase Price payable with respect to such Put Share equal to the Unavailable EBITDA Amount will be deferred until, and paid without interest upon, the earlier of (x) the occurrence of a Realization Event or
                  (y) the seventh anniversary of the date of this Agreement.

                  As used in this Agreement, the term "Realization Event" means
                  (a) an Initial Public Offering, (b) any Company Asset Sale or sale by the Onex Group of equity securities of the Company,
                  (c) the declaration and payment of a dividend by the Company,
                  (d) a Change of Control Transaction or (e) any issuance of additional equity of the Company, which in any of the cases identified in clauses (a) through (e) results in the payment to the Onex Group of net proceeds (whether in the form of cash or other property) in an amount not less than the aggregate Unavailable EBITDA Amount as to which the Onex Group has deferred payment to the Oaktree Group as provided herein.

                  At the closing of any purchase of Shares or Put Shares by the Onex Group upon an exercise by the Oaktree Group of its rights under Section 3.6(a)(i) or Section 3.6(a)(ii), respectively, the Oaktree Group shall deliver the certificates evidencing the Shares or Put Shares to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of Transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims of other restrictions (other than those created by this Agreement), against payment by the Onex Group of the purchase price therefor (excluding any portion of the Oaktree Purchase Price deferred as provided above), determined in accordance with this Agreement. At such closing, the Oaktree Group shall exercise any then unexercised Common Stock Equivalents to the extent that the underlying Shares constitute Put Shares as to which the Oaktree Group has exercised its rights under Section 3.6(a)(ii) and sell such Put Shares received upon such exercise to the Onex Group as provided herein.

                  (b) The "put" right granted to the Oaktree Group under Section 3.6(a) shall be exercisable with respect to only the following Shares of the Oaktree Group:

                           (i) any Class A Shares held on the date hereof by OCM
                  or any other member of the Oaktree Group exercising the "put" right with respect to those Class A Shares (including any Class A Shares issuable upon the conversion of any Common Stock Equivalent held thereby on the date hereof) (the "Initial Class A Shares");

                           (ii) any other shares of Common Stock, as well as any
                  shares of the capital stock or other securities of the Company which OCM or the member of the Oaktree Group exercising the "put" right with respect to those shares or other securities acquires in respect of its Initial Class A Shares, whether on conversion thereof, in connection with any stock split, stock dividend, exchange, merger, reclassification, recapitalization, consolidation, reorganization or other transaction to which the Company is a party; and

                           (iii) any shares of the capital stock or other
                  securities of any Person other than the Company, which OCM or the member of the Oaktree Group exercising the "put" right with respect to those shares or other securities acquires in respect of its Initial Class A Shares (and any shares or other securities acquired thereby under clause (b)(ii) above) in (A) a Statutory Drag-Along Sale or (B) a Drag-Along Sale with respect to which the Drag-Along Right is exercised; provided, that this Section 3.6(b)(iii) shall not apply to any such shares or other securities on any Subsequent Anniversary Date if, the members of the Oaktree Group, in the aggregate, own 10% or less of the total number of such shares or other securities then outstanding and such shares of other securities are then (other than as a result of any action or state of facts beyond acquisition and holding of such shares or other securities (e.g., representation on the board of directors or comparable governing body of the issuer thereof)) able to be freely Transferred by the members of the Oaktree Group without limitation as to volume or manner of sale under Rule 144(k) under the Securities Act or any such limitation under any comparable provision of any foreign securities laws.

                  (c) The "put" right granted to the Oaktree Group under Section 3.6(a) shall, subject to Section 3.6(b), survive the termination of this Agreement as well as any Transfer by the Onex Group of any Shares held by them.

         SECTION 4. PREEMPTIVE RIGHTS.

         4.1 Grant of Preemptive Right. Subject to Section 4.6, if the Company authorizes the issuance or sale of any Common Stock or Common Stock Equivalents (the "Participation Securities") to any Person, the Company shall, on the terms and conditions of this Section 4, offer to the Stockholders the right to purchase or subscribe for up to an aggregate number of Participation Securities (subject to any election to purchase Excess Participation Securities as contemplated in Section 4.3 below) equal to the product of (a) the total number of Participation Securities to be issued or sold by the Company and (b) a fraction, the numerator of which is the aggregate number of Fully Diluted Shares held by such Stockholder, and the denominator of which is the aggregate number of Fully Diluted Shares outstanding, in each case, determined as of the date of the Preemptive Notice. For the purpose of this Section 4, "Stockholder Participation Securities" means, with respect to any Stockholder in connection with any proposed issuance or sale of Participation Securities by the Company, that number of Participation Securities as to which such Stockholder is entitled to exercise its preemptive rights hereunder, calculated under the preceding clause (a) and clause (b) of this Section 4.1. For the purposes of this Section 4, "Third Party Participation Securities" means, in connection with any proposed issuance or sale of Participation Securities by the Company any Participation Securities that are not Stockholder Participation Securities.

         4.2 Delivery of Preemptive Notice by Company. If the Company proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this Section 4, at least 30 Business Days before the proposed date of such issuance or sale, the Company shall send a written notice (the "Preemptive Notice") to each Stockholder, setting forth (a) the terms and conditions, rights and privileges associated with the Participation Securities, (b) the number of Participation Securities that the Company proposes to sell or issue, (c) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), (d) the other material terms of the transaction, and (e) the aggregate number of Stockholder Participation Securities which may be purchased by such Stockholder (determined under Section
4.1 above). Following delivery by the Company of a Preemptive Notice, the Company shall provide such additional information as the Stockholders may reasonably request in order to evaluate the proposed sale of the Participation Securities.

         4.3 Delivery of Exercise Notice; Waiver of Preemptive Right. At any time within the ten Business Days following the date the Company delivers the Preemptive Notice, a Stockholder may exercise the preemptive rights provided under this Section 4 by delivering written notice to the Company (an "Exercise Notice") exercising such Stockholder's preemptive rights as to all or a portion of it's Stockholder Participation Securities; provided, that any Stockholder may give specify in its Exercise Notice any number of Stockholder Participation Securities of other Stockholders (in addition to such Stockholder's own Stockholder Participation Securities) that such Stockholder would be willing to purchase if and to the extent such other Stockholder Participation Securities are not the subject of timely Exercise Notices delivered by other Stockholders hereunder ("Excess Participation Securities") because one or more Stockholders does not deliver a timely Exercise Notice or delivers a timely exercise notice that covers a number of Participation Securities that is less than all of such Stockholder's number of Stockholder Participation Securities. If any Stockholder does not deliver a timely Exercise Notice, such Stockholder shall be deemed to have irrevocably waived the preemptive rights provided by this Section 4 with respect to all Participation Securities that are the subject of the Preemptive Notice, and the Company shall be permitted to issue such Stockholder's Stockholder Participation Securities free from the preemptive rights provided under this Section 4.1. Each Stockholder shall first be entitled to purchase up to its number of Stockholder Participation Securities determined in accordance with clause (a) and clause (b) of Section 4.1. Thereafter, if there exist Excess Participation Securities and one or more Stockholders (each, an "Excess Participation Security Stockholder") has delivered an Exercise Notice which indicates, based on the number of Participation Securities covered by such Exercise Notice that such Excess Participation Security Stockholder would be willing to purchase all or a portion of such Excess Participation Securities, then such Excess Participation Securities shall be allocated to such Excess Participation Security Stockholders pro rata based upon the proportion that the number of Fully Diluted Shares owned by each such Excess Participation Security Stockholder bears to the number of Fully Diluted Shares owned by all Excess Participation Security Stockholders; provided, that no such Excess Participation Security Stockholder shall purchase by operation of the allocation procedure contemplated by this sentence, a number of Participation Securities in the aggregate that is greater than the number of Participation Securities covered by the Exercise Notice delivered by or on behalf of such Excess Participation Security Stockholder. The allocation procedure contemplated by the immediately preceding sentence shall be applied repeatedly until all Excess Participation Securities are allocated to Excess Participation Security Stockholders that have delivered Exercises Notices entitling them to purchase such Excess Participation Securities, or until no Excess Participation Security Stockholder is entitled to purchase such Excess Participation Securities based on the number of Participation Securities covered by its Exercise Notices.

         4.4      Terms of Issuance of Sale of Participation Securities.

                  (a) Subject to Section 4.4(b), (c) and (d) below, the purchase of, or subscription for Participation Securities by the Stockholders who exercise preemptive rights under this Section 4, shall be at the same price and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Company of the Third Party Participation Securities to other Persons.

                  (b) If the Company determines in good faith that the delay occasioned by complying with the procedures contemplated by this Section 4 would be prejudicial to the Company or its financial condition or business and operations, then the Company may before delivering the Preemptive Notice or after delivering the Preemptive Notice (but in such case before observing the time periods and other procedures set forth in this Section 4), (i) issue or sell all or any part of the Onex Group's Stockholder Participation Securities to the Onex Group without issuing or selling all or any part the Stockholder Participation Securities of some or all of the other Stockholders to any such Stockholders, (ii) issue or sell all or any part the Onex Group's Stockholder Participation Securities to the Onex Group and also issue to the Onex Group all or any part of the Stockholder Participation Securities of some or all of the other Stockholders, (iii) issue or sell all or any part the Oaktree Group's Stockholder Participation Securities to the Oaktree Group without issuing or selling all or any part the Stockholder Participation Securities of some or all of the other Stockholders to any such Stockholders,

(iv) issue or sell all or any part of the Oaktree Group's Participation Securities to the Oaktree Group and also issue to the Oaktree Group all or any part of the Stockholder Participation Securities of some or all of the other Stockholders or (v) issue or sell to the Oaktree Group and the Onex Group all or any part of their respective Stockholder Participation Securities with, or without also issuing or selling all or any part of the Stockholder Participation Securities of some or all other Stockholders to either the Onex Group or the Oaktree Group (or a combination of both such Stockholder Groups).

         If the Company elects to issue Participation Securities to the Oaktree Group and/or the Onex Group under this Section 4.4(b) before it delivers a Preemptive Notice, then the Company shall deliver the Preemptive Notice to each Stockholder to which it has not so issued or sold some or all of such Stockholder's Participation Securities (any such Stockholder, an "Excluded Stockholder") no later than three Business Days after the date on which the Participation Securities are issued or sold to the Onex Group and/or the Oaktree Group (as applicable). If at the time any Excluded Stockholder delivers a timely Exercise Notice, the Company has not yet issued or sold some or all of the Stockholder Participation Securities that such Excluded Stockholder is entitled to purchase hereunder to either the Onex Group or the Oaktree Group, then such unissued Stockholder Participation Securities shall be issued or sold by the Company to such Excluded Stockholder as promptly as practicable, but in no event later than five days following the date of delivery of the Exercise Notice, at the same price, and on the same terms and conditions, as were applicable to the issuance or sale of the Onex Group's Stockholder Participation Securities or the Oaktree Group's Stockholder Participation Securities (as applicable) to the members of the Onex Group or the Oaktree Group (as applicable).

                  (c) If at the time any Excluded Stockholder delivers a timely Exercise Notice, the Company has issued or sold some or all of the Stockholder Participation Securities that such Excluded Stockholder is entitled to purchase hereunder to either the Onex Group or the Oaktree Group, then any such Stockholder Participation Securities shall be sold by the Onex Group or Oaktree Group (as applicable) to such Excluded Stockholder as promptly as is practicable, but in no event later than five days following the date of delivery of the Exercise Notice, at a price per Participation Security equal to the price paid by the members of the Onex Group or Oaktree Group (as applicable) therefor, plus interest on such amount from the date of purchase by the members of the Onex Group or Oaktree Group (as applicable) through the date of sale to the Excluded Stockholder, at a rate per annum equal to the then-effective prime rate, as announced by Citibank N.A. At the closing of any such sale by the members of the Onex Group or the members of the Oaktree Group (as applicable), such Persons shall deliver to the Excluded Stockholder certificates representing the Stockholder Participation Securities to be conveyed, duly endorsed or accompanied by stock powers or other appropriate instruments of Transfer duly executed in blank, free and clear of all liens, encumbrances, security interests, adverse claims or other restrictions (other than those created by this Agreement), against payment of the purchase price therefor calculated hereunder.

                  (d) If Participation Securities issued or sold by the Company consist of multiple types or classes of securities, then the Stockholders who elect to exercise their preemptive right shall purchase such types or classes of securities (whether from the Company or from the Onex Group or Oaktree Group) in the same relative proportions as do Persons other than the Stockholders. Further, if any Participation Securities to be issued or sold by the

Company are to be issued or sold by the Company as part of a unit that includes, or otherwise together with other securities (including debt securities) of the Company that are not Participation Securities ("Other Securities"), then any Stockholder exercising preemptive rights provided under this Section 4 must in connection therewith also purchase such Other Securities of the Company that are part of such unit or otherwise being issued or sold by the Company together with the Participation Securities, and the definitions of "Participation Securities," "Stockholder Participation Securities" and "Third Party Participation Securities" shall for all purposes of this Section 4 be deemed to include any such Other Securities of the Company.

                  (e) Nothing set forth in this Section 4 shall be deemed to restrict, limit or delay the ability of the Company to consummate the issuance and sale of Third Party Participation Securities to Persons other than the Stockholders.

         4.5 Sale by Company Absent Exercise of Preemptive Right. If, with respect to any issuance or sale of Participation Securities in connection with which the Company has delivered Preemptive Notices, no Stockholder has delivered a timely Exercise Notice covering some or all Stockholder Participation Securities that are the subject of such Preemptive Notices (after giving effect to the allocation procedure in Section 4.3), the Company shall, unless the Company has already done so in reliance on Section 4.4(b), have 60 days following the expiration of the 10 day period following the date of delivery of the Preemptive Notice in which to sell all or any part of those Stockholder Participation Securities which Stockholders have not so elected to purchase, at a price not less than the price (or, if applicable, the estimated price) set forth in the Preemptive Notice, and on other terms and conditions no more favorable to the purchaser thereof than those set forth in the Preemptive Notice. If, at the end of such 60 day period, the Company has not completed the sale or issuance of any such Participation Securities in accordance with the terms provided in the Preemptive Notice, the Company shall again be obligated to comply with the provisions of this Section 4 with respect to, and deliver a Preemptive Notice in connection with, any proposed sale or issuance of such Participation Securities.

         4.6 Securities Excluded from Preemptive Right. The provisions of this
Section 4 and the preemptive rights contemplated hereby shall terminate and cease to be effective upon the consummation of an Initial Public Offering and shall not, prior to the consummation of an Initial Public Offering, apply to (i) capital stock issued in connection with a pro rata stock dividend, stock split or recapitalization or the like, (ii) Common Stock issued upon exercise of any Common Stock Equivalent, (iii) shares of Common Stock and Common Stock Equivalents issued to employees of, and consultants to, the Company and its Subsidiaries in connection with incentive, bonus or other compensatory arrangements approved by the Board, (iv) securities issued to the public in connection with an Initial Public Offering or other public offering by the Company or in connection with the issuance or exercise of warrants or shares granted to underwriters in connection with an Initial Public Offering or any such other public offering, (v) securities issued to Independent Third Parties in connection with corporate or strategic partnerships or alliances approved by the Board, (vi) securities issued to lenders or lessors, in each instance who are Independent Third Parties in transactions approved by the Board, in connection with financing or leasing transactions involving the Company and its Subsidiaries and (vii) securities issued to Independent Third Parties in connection with acquisitions approved by the Board involving the Company or its Subsidiaries.

         SECTION 5. FINANCIAL STATEMENTS.

         Prior to an Initial Public Offering, the Company shall deliver to each
Stockholder:

                  (a) within 120 days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and of cash flow of the Company and its Subsidiaries for such fiscal year, accompanied by a report thereon of independent certified public accountants; and

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of income and of cash flow for such quarter.

         SECTION 6. TERMINATION.

         6.1 Termination of this Agreement. This Agreement shall terminate upon the earliest to occur of (a) the dissolution, liquidation or winding up of the Company; (b) the written agreement of Onex Cinema and OCM; (c) except with respect to Section 2.4, the consummation of an Initial Public Offering; and (d) the 20-year anniversary of the date hereof. Notwithstanding the foregoing, so long as Section 2.4 of this Agreement survives, Section 1, this Section 6 and Sections 7 and 8 shall survive any termination of this Agreement.

         6.2 Effect of Termination. Upon the termination of this Agreement, the restrictions and obligations set forth herein shall terminate and be of no further effect, except (a) as otherwise expressly set forth herein and (b) that such termination shall not affect any rights perfected or obligations incurred under this Agreement prior to such termination.

         6.3 Termination as to Particular Stockholder. Subject to Section 3.6(b) and 3.6(c), as to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder as of the date such Stockholder has Transferred all of such Stockholder's interest in any of the Shares or Common Stock Equivalents; provided, that no such termination shall be effective if such Stockholder is in breach of this Agreement immediately before or after giving effect to such Transfer(s) and with respect to the members of the Onex Group, no such Transfer(s) shall limit or otherwise mitigate their respective obligations under Section 3.6. Notwithstanding the foregoing, so long as any obligation under Section 3.6 survives, Section 1, this Section 6 and Sections 7 and 8 shall survive any termination of this Agreement.

         SECTION 7. APPOINTMENT OF REPRESENTATIVES.

         7.1 Oaktree Group Representative. Each member of the Oaktree Group hereby irrevocably appoints OCM as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all elections and determinations and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the Oaktree Group by the provisions of this Agreement. Each notice given to OCM under this Agreement by the Company or any member of the Onex Group shall be deemed to have also been given to each other Person who is at the time of such notice member of the Oaktree Group. In the event Agreement calls for OCM to deliver to the Company and/or any member(s) of the Onex Group a notice which sets forth an election of any member of the Oaktree Group or otherwise purports to deal with or bind any member of the Oaktree Group or any securities held thereby, the Company and/or such member(s) of the Onex Group shall be entitled to rely conclusively for all purposes of this Agreement on such notice as conclusive and binding as to such member of the Oaktree Group.

         7.2 Onex Group Representative. Each member of the Onex Group hereby irrevocably appoints Onex Cinema as its representative and attorney-in-fact to receive and give on such member's behalf all notices, to make on such member's behalf all determinations, and to take on such member's behalf all other actions, in each case, as may be contemplated to be so received, given, made or taken by any member of the Onex Group by the provisions of this Agreement. Each notice given to Onex Cinema under this Agreement by the Company or any member of the Oaktree Group shall be deemed to have also been given to each other Person who is at the time of such notice member of the Onex Group. In the event Agreement calls for Onex Cinema to deliver to the Company and/or any member(s) of the Oaktree Group a notice which sets forth an election of any member of the Onex Group or otherwise purports to deal with or bind any member of the Onex Group or any securities held thereby, the Company and/or such member(s) of the Oaktree Group shall be entitled to rely conclusively for all purposes of this Agreement on such notice as conclusive and binding as to such member of the Onex Group.

         SECTION 8. MISCELLANEOUS.

         8.1 Remedies. Each of the parties hereto acknowledges and agrees that no remedy at law would be adequate in the event of any breach of this Agreement. Accordingly, if any dispute arises concerning the sale or other disposition of any of the securities of the Company subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, each party hereto agrees that, in addition to any other remedy to which they may be entitled at law or in equity, the other parties hereto shall be entitled to a decree of specific performance to enforce this Agreement (without bond or other security being required unless the party seeking such remedy fails to demonstrate to an appropriate court having jurisdiction that such party has a likelihood of success on the merits), and each party hereto waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

         8.2 No Conflicting Agreements. No Stockholder shall enter into, and each Stockholder represents and warrants that it is not on the date hereof a party to, any stockholders agreements, option agreements, voting agreements, proxies or other arrangements of any kind with any Person with respect to any Shares, Common Stock Equivalents or other securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not party to this Agreement), including, without limitation, agreements or arrangements with respect to the acquisition, Transfer or voting of any such securities in a manner that is inconsistent with this Agreement.

         8.3 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         8.4      Recapitalizations, Exchange, Etc.

                  (a) Subject to Section 3.6(b), the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and the Common Stock Equivalents, to any and all shares of capital stock of the Company, Common Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares or Common Stock Equivalents, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations and the like occurring after the date of this Agreement.

                  (b) Subject to Section 3.6(b), if, and as often as, there are any changes in the Shares or the Common Stock Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares and Common Stock Equivalents as so changed.

         8.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         8.6 Consent to Jurisdiction. Each party irrevocably submits to the non-exclusive jurisdiction of (i) the courts of the State of Delaware, and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. Each party that at any time after the date hereof is not a resident of the State of Delaware or does not maintain an agent for service of process in the State of Delaware hereby irrevocably designates, appoints and empowers The Corporation Trust Company, having its address at the date hereof at 1209 Orange Street, Wilmington, Delaware (New Castle County) U.S.A., as its agent for service of process to receive for and on its behalf service of process in the State of Delaware in any legal action, suit or proceeding with respect to this Agreement. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by such process agent and the person commencing such proceeding to the relevant party at its address specified in
Section 8.7, but the failure of the relevant party to receive such copy shall not affect in any way the service of such process as aforesaid. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the courts of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         8.7 Notices. All notices, consents and other communications required, or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given and delivered (i) when delivered by hand, (ii) upon confirmation of receipt by telecopy, or (iii) one day after sending by overnight delivery service, to the respective addresses or telecopy numbers of the parties set forth below:

                  (a)      For notices and communications to the Company:

                           Loews Cineplex Entertainment Corporation
                           711 Fifth Avenue, 11th Floor
                           New York, NY  10022
                           Attention:  Chief Executive Officer
                           Telecopy:  (212) 385-6291

                           with copies to:

                           Loews Cineplex Entertainment Corporation
                           711 Fifth Avenue, 11th Floor
                           York, NY 10022
                           Attention:    John Wilkes, CFO
                           Telecopy:     (212) 385-6291

                           and

                           Loews Cineplex Entertainment Corporation
                           711 Fifth Avenue, 11th Floor
                           New York, NY  10022
                           Attention:    John McBride
                                         General Counsel

                  A copy of any notices or communications given to the Company under this Agreement shall also be given to each of Onex Cinema and OCM in the manner contemplated by Section 8.7(b) and (c) below.

                  (b) For notices and communications to Onex Cinema or any other member of the Onex Group:

                           Onex Investment Corp.
                           712 Fifth Avenue
                           40th Floor
                           New York, NY  10019
                           Attention:  Eric Rosen
                           Telecopy:  (212) 582-0909

                           with copies to:

                           Onex Corporation
                           161 Bay Street
                           Toronto, Ontario  M5J 2S1
                           Canada
                           Attention:  Gerald W. Schwartz
                           Telecopy:  (416) 362-5765

                           and

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022-3598
                           Attention:  Joel I. Greenberg, Esq.
                           Telecopy:  (212) 836-8689

                  (c) For notices and communications to OCM or any other member of the Oaktree Group:

                           OCM Cinema Holdings, LLC
                           c/o Oaktree Capital Management LLC
                           333 South Grand Avenue
                           28th Floor
                           Los Angeles, CA  90071
                           Attention:  Mariusz Mazurek
                           Telecopy: (213) 830-6494

                           and

                           Oaktree Capital Management LLC
                           333 South Grand Avenue
                           28th Floor
                           Los Angeles, CA  90071
                           Attention:  Kenneth Liang
                           Telecopy:  (213) 830-8522
                           and

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Attention:  Kenneth M. Schneider
                           Telecopy:  (212) 757-3990

                  (d) For notices and communications to any Stockholder other than a member of the Onex Group or Oaktree Group, in accordance with the notice information provided by such Stockholder in its Stockholder Joinder.

By notice complying with the foregoing provisions of this Section 8.7, each party shall have the right to change the mailing address or telecopy numbers for future notices and communications to such party.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements, contracts, negotiations, discussions, understandings, undertakings or arrangements among the parties with respect to such subject matter.

         8.9 Amendment; Waiver. This Agreement may be amended only by a written agreement duly executed on behalf of Onex Cinema and OCM. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver (which, in the case of any member of the Oaktree Group may be OCM on such member's behalf and in the case of any member of the Onex Group may be Onex Cinema on such member's behalf). The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

         8.10 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted Transferees, successors, assigns, heirs and administrators; provided, that the this Agreement and the rights hereunder may not be assigned or assumed (including by operation of law) except as and to the extent expressly provided herein.

         8.11 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         8.12 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed and (ii) documents received by each Stockholder or the Company pursuant hereto, may be reproduced by each party hereto by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         8.13 Titles; Construction. Titles and Section references are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. References in this Agreement to any "Section" are references to the relevant Sections of this Agreement. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. The words "this Agreement", "hereto", "herein", "hereunder", "hereof", and words or phrases of similar import refer to this Agreement as a whole, together with any and all Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         8.14 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

         8.15 Expenses. The fees and expenses (including attorneys' fees and expenses) incurred by the parties pursuant to, relating to or otherwise in connection with the Plan of Reorganization and any transactions related thereto shall be paid by the Company.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed on their behalf as of the date first written above.

                                     LOEWS CINEPLEX ENTERTAINMENT

                                       CORPORATION

                                    By:  /s/ John C. McBride, Jr.
                                    --------------------------------------------
                                        Name: John C. McBride, Jr.
                                        Title: Senior Vice President and General
                                    Counsel


                                    OCM CINEMA HOLDINGS, LLC

                                    By:  Oaktree Capital management, LLC,
                                         its Manger

                                           By:  /s/ Kenneth Liang
                                               ---------------------------------
                                               Name:  Kenneth Liang
                                               Title: Managing Director

                                           By:  /s/ Mariusz J. Mazurek
                                               ---------------------------------
                                               Name:  Mariusz J. Mazurek
                                               Title:   Senior Vice President

                                     1363880 ONTARIO INC.


                                    By:  /s/ Seth M. Mersky
                                    --------------------------------------------
                                       Name: Seth M. Mersky
                                       Title: President

                                    Solely for the purposes of Section 3.2(d) of
                                        this Agreement

                                    ONEX CORPORATION

                                    By: /s/ Seth M. Mersky
                                    --------------------------------------------
                                       Name: Seth M. Mersky
                                       Title:  Vice President

                                    OAKTREE CAPITAL MANAGEMENT, LLC

                                           By: /s/ Kenneth Liang
                                               ---------------------------------
                                               Name:  Kenneth Liang
                                               Title:   Managing Director

                                           By: /s/ Mariusz J. Mazurek
                                               ---------------------------------
                                               Name:  Mariusz J. Mazurek
                                               Title:   Senior Vice President

                                   SCHEDULE 1

                 Individuals Designated as Directors by Oaktree

MATTHEW S. BARRETT
Managing Director
Oaktree Capital Management, LLC
333 South Grand Ave., 28th Floor
Los Angeles, CA  90071
Tel:  (213) 830-6407
Fax:  (213) 830-6494
E-mail:  mbarrett@oaktreecap.com

BRUCE A. KARSH
President
Oaktree Capital Management, LLC
333 South Grand Ave., 28th Floor
Los Angeles, CA  90071
Tel:  (213) 830-6302
Fax:  (213) 830- 6494
E-mail:  bkarsh@oaktreecap.com

KENNETH LIANG
Managing Director
Oaktree Capital Management, LLC
333 South Grand Ave., 28th Floor
Los Angeles, CA  90071
Tel:  (213) 830-6422
Fax:  (213) 830-8522
E-mail:  kliang@oaktreecap.com

MARIUSZ J. MAZUREK
Senior Vice President
Oaktree Capital Management, LLC
333 South Grand Ave., 28th Floor
Los Angeles, CA  90071
Tel:  (213) 830-6405
Fax:  (213) 830-6494
E-mail: mmazurek@oaktreecap.com

               Individuals Designated as Directors by Onex Cinema

TIMOTHY A. R. DUNCANSON
Principal
Onex Corporation
161 Bay Street, 49th Floor
Toronto, ON  M5J 2S1
Tel:  (416) 362-7711
Fax:  (416) 362-5765
E-mail:  tduncanson@onex.com

EWOUT R. HEERSINK
Chief Financial Officer
Onex Corporation
161 Bay Street, 49th Floor
Toronto, ON  M5J 2S1
Tel:  (416) 362-7711
Fax:  (416) 362-5765
E-mail:  eheersink@onex.com

DONALD LEWTAS
Vice President
Onex Corporation
161 Bay Street, 49th Floor
Toronto, ON  M5J 2S1
Tel:  (416) 362-7711
Fax:  (416) 362-5765
E-mail:  dlewtas@onex.com

ANTHONY MUNK
Managing Director
Onex Corporation
712 Fifth Avenue, 40th Floor
New York, NY 10019
Tel:  (212) 582-2211
Fax:  (212) 582-0909
E-mail:  amunk@onexcorp.com

ERIC ROSEN
Managing Director
Onex Corporation
712 Fifth Avenue, 40th Floor
New York, NY 10019
Tel:  (212) 582-2211
Fax:  (212) 582-0909
E-mail:  erosen@onex.com

GERALD W. SCHWARTZ
Chairman, President and Chief Executive Officer
Onex Corporation
161 Bay Street, 49th Floor
Toronto, ON  M5J 2S1
Tel:  (416) 362-7711
Fax:  (416) 362-5765
E-mail:  gschwartz@onex.com

                                     Annex A

                                     Form of

            Onex Group Member/Oaktree Group Member Joinder Agreement

         Reference is made to the Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), dated as of March 21, 2002, among Loews Cineplex Entertainment Corporation, a Delaware corporation, 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada, and OCM Cinema Holdings, LLC, a Delaware limited liability company. Capitalized terms used but not otherwise defined in this Stockholder Joinder Agreement have the respective meanings given to them in the Stockholders Agreement.

         The undersigned is a member of the [Onex Group] [Oaktree Group]. This [Onex Group Member] [Oaktree Group Member] Joinder Agreement is being delivered by the undersigned as required by Section __ of the Stockholders Agreement.

         Substantially simultaneously with the execution and delivery of this Stockholder Joinder Agreement, the undersigned is acquiring Shares and/or Common Stock Equivalents from a member of the [Onex Group] [Oaktree Group] [Stockholder other than a member of the Onex Group or the Oaktree Group]. The undersigned hereby represents and warrants to the Company, Onex Cinema and OCM that the undersigned is a member of [Onex Group] [Oaktree Group].

         Accordingly, the undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agrees, as of the date hereof to join in and become a party to the Stockholders Agreement and to be bound by the terms, conditions, restrictions and provisions of the Stockholders Agreement as a member of the [Onex Group] [Oaktree Group] thereunder, entitled to all of the rights available thereto and subject to all of the burdens imposed thereon.

         IN WITNESS WHEREOF, the undersigned has executed this [Onex Group Member] [Oaktree Group Member] Joinder Agreement as of the ___ day of ______________, 20__.

                                           [                        ]


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     Annex B

                      Form of Stockholder Joinder Agreement

         Reference is made to the Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), dated as of March 21, 2002, among Loews Cineplex Entertainment Corporation, a Delaware corporation, 1363880 Ontario Inc., a corporation organized and existing under the laws of Ontario, Canada, and OCM Cinema Holdings, LLC, a Delaware limited liability company. Capitalized terms used but not otherwise defined in this Stockholder Joinder Agreement have the respective meanings given to them in the Stockholders Agreement.

         The undersigned is neither a member of the Onex Group nor a member of the Oaktree Group. This Stockholder Joinder Agreement is being delivered by the undersigned as required by Section __ of the Stockholders Agreement.

         Substantially simultaneously with the execution and delivery of this Stockholder Joinder Agreement, the undersigned is acquiring Shares and/or Common Stock Equivalents from a Person (a "Transferee") that is a party to the Stockholders Agreement in the capacity of a Stockholder [(and not a member of the Onex Group or a member of the Oaktree Group)]. The undersigned hereby represents and warrants to the Company, Onex Cinema and OCM that the undersigned [is a member of the Stockholder Group of the Transferee] [is acquiring the Shares and/or Common Stock Equivalents giving rise to the requirement to execute and deliver this Stockholder Joinder Agreement in a transaction in which all of the applicable requirements of the Stockholders Agreement have been complied with].

         Accordingly, the undersigned, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agrees, as of the date hereof to join in and become a party to the Stockholders Agreement and to be bound by the terms, conditions, restrictions and provisions of the Stockholders Agreement as a Stockholder (but not a member of the Onex Group or the Oaktree Group) thereunder [as a member of the Stockholder Group of the Transferee], entitled to all of the rights available thereto and subject to all of the burdens imposed thereon.

         IN WITNESS WHEREOF, the undersigned has executed this Stockholder Joinder Agreement as of the ___ day of ______________, 20__.

                                           [                             ]


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                    Exhibit A

                              Oaktree Group Members

OCM Opportunities Fund III LP
OCM Opportunities Fund II, LP
Columbia/HCA Master Retirement Trust (Separate Account II)
Weyerhaeuser Master Retirement Trust (Gryphon Domestic VI, LLC)

                              1363880 ONTARIO INC.
                              c/o Onex Corporation
                                 161 Bay Street
                            Toronto, Ontario M5J 2S1
                                     Canada


March 21, 2002


OCM Cinema Holdings, LLC
c/o Oaktree Capital Management LLC
333 South Grand Avenue
28th Floor
Los Angeles, CA 90071


       Re:  Loews Cineplex Entertainment Corporation.
            ----------------------------------------

Ladies and Gentlemen:


     We refer to the Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), being entered into substantially contemporaneously with the execution and delivery of this letter agreement, among Loews Cineplex Entertainment Corporation ("Loews"), 1363880 Ontario Inc. ("Onex Cinema") and OCM Cinema Holdings, LLC ("OCM"). Capitalized terms used but not otherwise defined in this letter agreement have the respective meanings given to them in the Stockholders Agreement.

     Onex Cinema and OCM hereby agree that as soon as practicable, but no more than ten Business Days, after the date on which Oaktree and the other members of the Oaktree Group receive a gross cash distribution (the "Plan Distribution") under the Plan of Reorganization in respect of the $177.3 million principal amount of 8 7/8% Senior Subordinated Notes (the "Notes") of the pre-reorganized Loews held by Oaktree and the other members of the Oaktree Group (including in respect of all accrued and unpaid interest thereon):

         1. Transfer of Class A Shares. Onex Cinema shall sell to OCM 3,450 Class A Shares (the "Additional Shares") by converting a like number of Class B Shares held by Onex Cinema into Class A Shares and selling the Class A Shares received upon such conversion to OCM in exchange for payment to Onex Cinema of a cash purchase price equal to 60% of the aggregate amount of the Plan Distribution actually received by Oaktree and the other members of the Oaktree Group.

         2. Warrant Agreement and Issuance of Warrant. Onex Cinema and OCM shall take all actions, including voting any Shares held thereby, as may be necessary to cause Loews, concurrently with the consummation of the sale of the Additional Shares, to authorize, execute and deliver the Warrant Agreement in the form attached as Exhibit A hereto (the "Warrant Agreement"), and to issue to OCM a Warrant in the form attached to the Warrant Agreement to purchase 2,302

     Class A Shares at an exercise price of $5,025 per Class A Share (the "Oaktree Warrant"), as contemplated by the Warrant Agreement.

         3. Amendments to Stockholders Agreement. Upon consummation of the transactions described in paragraphs 1 and 2, Onex Cinema and OCM shall cause such amendments to be made to the Stockholders Agreement as may be necessary to provide that (A) the Additional Shares and the Oaktree Warrant shall be considered for all purposes of the Stockholders Agreement to have been held by OCM as of the date hereof and (B) the Additional Shares shall be considered for all purposes of the Stockholders Agreement not to have been owned by Onex Cinema as of the date hereof.

     Onex Cinema's agreements set forth herein are subject to and made in reliance upon OCM's representation and warranty that Oaktree Capital and the other members of the Oaktree Group own at least $177.3 million in principal amount of the Notes and will be entitled to receive a distribution under the Plan of Reorganization with respect thereto and with respect to all accrued and unpaid interest thereon.

     This letter agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument. This letter agreement (together with the Stockholders Agreement) sets forth and represents the entire agreement between the parties (and their respective Affiliates) with respect to the subject matter hereof and thereof, supersedes (together with the Stockholders Agreement) any and all prior written or oral agreements, understandings, undertakings, negotiations and arrangements between the parties (and their respective Affiliates) with respect to such subject matter, and may be amended, supplemented or otherwise modified only by a written agreement executed by the parties hereto. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this letter agreement at a later date. Further, no waiver of any of the terms and conditions of this letter agreement shall be deemed to or shall otherwise constitute a waiver of any other term or condition hereof (whether or not similar).

     This letter agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators; provided, that neither this letter agreement nor any rights hereunder may be assigned by any party hereto without the prior written consent of the other party hereto.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, and the parties hereby agree that the provisions of Section 8.6 of the Stockholders Agreement shall apply in connection with any suit, action or other proceeding arising out of this letter agreement or any transaction contemplated hereby.

     All notices, demands or other communications to be given or delivered under or by reason of this letter agreement shall be in writing, and shall be given or delivered in the manner and to the Persons set forth in Section 8.7 of the Stockholders Agreement. Any such notices, demands or other communications shall be deemed to have been duly given or delivered at the time determined under Section 8.7 of the Stockholders Agreement.


                                            Very truly yours,


                                            1363880 ONTARIO INC.


                                            By: /s/ Seth M. Mersky
                                                --------------------------------
                                                Name:  Seth M. Mersky
                                                Title: President


Accepted and agreed as of the
21st day of March 2002

OCM CINEMA HOLDINGS, LLC

By:  Oaktree Capital Management, LLC,
     its Manager

     By: /s/ Kenneth Liang
         --------------------------------
         Name:  Kenneth Liang
         Title: Managing Director

     By: /s/ Mariusz J. Mazurek
         --------------------------------
         Name:  Mariusz J. Mazurek
         Title:   Senior Vice President

                                                                       Exhibit A
                                                     Kaye Scholer DRAFT 03/19/02

         This WARRANT AGREEMENT, dated as of __________ __, 2002, between Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Corporation"), and OCM Cinema Holdings, LLC, a Delaware limited liability company (the "Holder").

         The Corporation proposes to issue a Warrant, in the form of Exhibit A (together with any Warrants issued in connection with the exchange, surrender or exercise thereof as provided herein, the "Warrant"), which evidences the right of the Holder to acquire shares of the Corporation's Class A Common Stock, $.01 par value per share (the "Class A Shares"), in accordance with the terms contained herein and in the Warrant.

         The parties, intending to be legally bound, hereby agree as follows:

Section 1.  Warrant.

         (a) Concurrently with the execution of this Agreement, the Corporation shall issue and deliver to the Holder a Warrant to acquire 2,302 Class A Shares (the "Warrant Shares").

         (b) The Warrant shall be signed on behalf of the Corporation by the chairman of the board of directors of the Corporation (the "Board of Directors"), or the Corporation's president, vice president or treasurer who, in any case, shall be duly authorized to sign.

Section 2.  Registration and Registration of Transfers.

         (a) The Warrant shall be registered in the name of the Holder. The Corporation may deem and treat the Holder of the Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing on the Warrant made by anyone) for the purpose of any exercise thereof, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary, until presentation of the Warrant for registration of transfer.

         (b) Subject to Section 4 hereof, the Corporation shall register the transfer of the Warrant upon records to be maintained by it for that purpose, upon surrender of the Warrant to the Corporation at the address referred to in
Section 11 hereof or such other place designated by the Corporation in a writing delivered to the Holder, accompanied (if so required by the Corporation) by a written instrument or instruments of transfer in form attached to the Warrant, duly executed by the Holder thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, a new Warrant evidencing such transferred Warrant shall be issued to the transferee(s) and the surrendered Warrant shall be canceled.

         (c) Subject to Section 4 hereof, the Warrant may be exchanged at the option of the Holder thereof, when surrendered to the Corporation at the address referred to in Section 11 hereof or such other place designated by the Corporation in a writing delivered to the Holder, for another Warrant or other Warrants of like tenor and representing in the aggregate a like number of Warrants. A Warrant surrendered for exchange shall be canceled.

Section 3.  Exercise.

         (a) The Warrant issued hereunder may be exercised by the Holder, in whole or in part, at any time or from time to time during normal business hours on any business day on or prior to the earlier to occur of (i) 5:00 p.m. (New York City time) on __________ __, 2007 (or if such date is not a business day, the next business day thereafter) and (ii) the date and time of the consummation of a consolidation or merger to which the Corporation is a party or the sale or conveyance of the property of the Corporation as an entirety or substantially as an entirety which, in each case, is effected in such a manner that the holders of Class A Shares are entitled to receive cash or other property (other than stock or other securities) with respect to or in exchange for their Class A Shares (the date and time of the earlier to occur of such events is, the "Expiration Date"), by surrender of the Warrant to the Corporation at the address referred to in Section 11 hereof or such other place designated by the Corporation in writing delivered to the Holder, accompanied by a form of Warrant Exercise, in substantially the form attached as Exhibit A to the Warrant (or a reasonable facsimile thereof), duly executed by the Holder and, unless the Holder is exercising the Warrant using the "cashless exercise" provisions of
Section 3(e) below, accompanied by payment, in cash (including by wire transfer) or by certified or official bank check payable to the order of the Corporation in the amount obtained by multiplying (a) the number of Class A Shares designated in such Warrant Exercise by (b) the Exercise Price (as defined below), and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Class A Shares determined as provided in Section 4 hereof. The Corporation shall deliver written notice to any Holder at least 10 business days prior to the anticipated date of consummation of any transaction described in clause (ii) of this Section 3(a) and, at the option of such Holder, any exercise thereby of this Warrant may be made conditional upon the occurrence of the transaction described in any such notice, and any such exercise may be rescinded if such transaction is not consummated. Delivery by the Corporation of the written notice contemplated by the immediately preceding sentence in connection with any transaction described in clause (ii) of this Section 3(a) shall be a condition to the occurrence of the Expiration Date under such clause (ii) as a result of the consummation of such transaction.

     (b) Subject to Section 3(e) hereof, each exercise of the Warrant under Section 3(a) hereof shall be deemed to have been effected when the Warrant shall have been surrendered to the Corporation as provided in such
Section 3(a) accompanied by the items required by such Section 3(a) hereof, and at such time the party in whose name any certificate for Class A Shares shall be issuable upon such exercise as provided in Section 3(c) hereof shall be deemed to have become the holder of record thereof.

     (c) As soon as practicable after each exercise of the Warrant, in whole or in part (but no later than five business days thereafter), the Corporation will cause to be issued in the name of and delivered to the Holder, the following:

      (i) Certificates. A certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Class A Shares to which the Holder shall be entitled upon such exercise.

      (ii) Warrant. In case such exercise is in part only, a new Warrant of like tenor dated the date of the original Warrant, evidencing the right to purchase the number of Class A Shares equal to the number of such Class A Shares called for on the face of the Warrant, minus the number of such Class A Shares designated by the Holder upon such exercise as provided in Section 3(a) hereof, which new Warrant shall in all other respects be identical to the Warrant.

         (d) Any Warrant not exercised on or prior to the Expiration Date will become null and void, and all rights thereunder and all rights in respect thereof under this Agreement will cease as of such time.

         (e) The Holder may elect, in connection with the exercise of the Warrant under Section 3(a), to exercise the Warrant without payment of the Exercise Price, in the manner provided in this Section 3(e). Where the Holder so elects, the Holder shall not be required to deliver any payment to the Corporation at the time the Holder surrenders the Warrant and executed form of Warrant Exercise, as provided in Section 3(a) hereof. The Board of Directors shall, as promptly as practicable after a Holder has surrendered the Warrant and executed form of Warrant Exercise as contemplated by Section 3(a) hereof, but in no event more than 10 days thereafter, in good faith determine the current Fair Market Value (as defined below) of a Class A Share on the date such items are received by the Corporation (the "Date of Determination") and cause a written notice thereof showing the calculation thereof in reasonable detail (the "Pricing Notice") to be delivered to the Holder that has exercised its Warrants under this Section 3(e). During the 20-day period immediately following the delivery of the Pricing Notice, and, if the exercising Holder delivers a Dispute Notice, following such 20-day period, the Corporation shall provide the exercising Holder and its authorized representatives with such reasonable access to the books and records and personnel of the Corporation and its subsidiaries as the Holder may reasonably request for the purposes of verifying the accuracy of the Pricing Notice and the Fair Market Value of a Class A Share set forth therein, and for the purpose of otherwise participating in the dispute resolution procedure provided in this Section 3.1(e), in each case, at reasonable times and upon reasonable notice and subject to agreements regarding confidentiality and non-disclosure in such form as the Corporation may reasonably request. The Holder may deliver a written notice (a "Dispute Notice") to the Corporation within the 20-day period immediately following the date of delivery of the Pricing Notice, objecting to the Fair Market Value determined by the Board of Directors and setting forth in reasonable detail the basis for such objections. If the exercising Holder does not deliver a timely Dispute Notice, then the Fair Market Value of a Class A Share as set forth in the Pricing Notice delivered by the Corporation shall be conclusive and binding upon all parties for all purposes hereof. If the exercising Holder delivers a timely Dispute Notice, then promptly, but in no event more than five days following the date of delivery of such Dispute Notice, the Holder and the Corporation shall jointly appoint a single appraiser (the "FMV Appraiser"), which shall be a major nationally recognized investment banking or valuation firm. If the exercising Holder and the Corporation fail to jointly appoint an appraiser, then the Corporation shall appoint one appraiser which shall be a major nationally recognized investment banking or valuation firm as the FMV Appraiser from three such appraisers proposed to the Corporation for such purpose by the Holder. The FMV Appraiser shall, within 30 days of appointment, separately investigate the Fair Market Value of a Class A Share as of the Date of Determination, and shall submit a written notice of its determination of such Fair Market Value to the Corporation and to the exercising Holder. The FMV Appraiser shall be instructed to determine Fair Market Value in connection with the definition set forth below. The exercising Holder and the Corporation shall share equally the costs and expenses of the FMV Appraiser.

         The exercise of the Warrant shall be effective immediately following the date of final determination of the Fair Market Value of a Class A Share in accordance with this Section 3(e), at which time the Corporation shall issue to the Holder that number of Class A Shares that has an aggregate Fair Market Value equal to the difference between (i) the aggregate Fair Market Value of the number of Class A Shares in respect of which the Warrant has been exercised and (ii) the aggregate Exercise Price in respect of such number of Class A Shares. Where an election under this Section 3(e) is made by the Holder, without further payment the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable Class A Shares determined as provided in this Section 3(e) and
Section 4 hereof. The right specified in this Section 3(e) may be exercised by the Holder on any business day on or prior to the Expiration Date by surrender of the Warrant to the Corporation.

         For the purposes of this Section 3(e), the "Fair Market Value" of a Class A Share as of any date, shall be equal to the product of (i) the then fair market value of the fully-diluted common equity of the Corporation (i.e., giving effect to the exercise, conversion or exchange of all then issued and outstanding Common Stock Equivalents (as defined in the Stockholders Agreement (as defined below)) as a going concern as of such date and (ii) the percentage of the fully-diluted common equity of the Corporation (i.e., giving effect to the exercise, conversion or exchange of all then issued and outstanding Common Stock Equivalents) then represented by such Class A Share, and shall be determined without regard to any "control premium" or "minority interest discount" that might otherwise be associated with the number of Class A Shares with respect to which Fair Market Value is then being determined hereunder.

Section 4.  Adjustment of the Exercise Price and Number of Class A Shares
            Issuable.

         (a) The exercise price (the "Exercise Price") and the number of Class A Shares issuable upon the exercise of the Warrant are subject to adjustment from time to time as set forth in this Section 4. The initial Exercise Price upon the exercise of any Warrant will be $[4,981.50] per Class A Share.

         (b) In the event any of the following, other than any of the following which results in the occurrence of the Expiration Date as contemplated by
Section 3(a)(ii) above (each, a "Transaction"), shall occur:

            (i) any reclassification or change in the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or other transaction described in Section 4(c) hereof);

            (ii) any capital reorganization, consolidation or merger to which the Corporation is a party; or

            (iii) any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (other than a sale/leaseback, mortgage or other similar financing transaction), then, in each such case, the Warrant will, effective as of the effective date of any such Transaction, be exercisable, upon the terms and conditions specified in this Agreement, for the kind and amount of shares of stock and other securities receivable upon the consummation of such

Transaction by a holder of the number of Class A Shares which would have been purchasable upon exercise of the Warrant immediately prior to the consummation of such Transaction, and in any such case, if necessary, the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder will be appropriately adjusted so as to be applicable, as nearly as may be practicable, to any shares of stock or other securities thereafter deliverable on the exercise of the Warrant. In connection with the foregoing, the Corporation shall execute and deliver to the Holder at least ten business days prior to effecting a Transaction, a certificate stating that the Holder shall have the right thereafter to exercise the Warrant for the kind and amount of shares of stock or other securities receivable upon the consummation of a Transaction by a holder of the number of Class A Shares into which the Warrant could have been exercised immediately prior to the consummation of such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent a may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

         (c) In the event the Corporation shall (i) declare a dividend, or make a distribution, on the outstanding Class A Shares payable in Class A Shares,
(ii) subdivide or reclassify the outstanding Class A Shares into a greater number of Class A Shares, (iii) combine or reclassify the outstanding Class A Shares into a smaller number of Class A Shares or (iv) issue any Class A Shares in a reclassification of the Class A Shares (other than any such event for which an adjustment is made pursuant to another clause of this Section 4), then, and in each such case, (A) the aggregate number of Warrant Shares for which the Warrant is exercisable (the "Warrant Share Number") immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder shall be entitled to receive upon exercise of the Warrant the number of Class A Shares that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had the Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter. An adjustment made pursuant to this Section 4(c) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class A Shares entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event specified above shall occur.

         (d) In case the Corporation shall at any time or from time to time, after the issuance of the Warrant but prior to the exercise thereof, distribute to all holders of Class A Shares (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving person and Class A Shares are not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions payable in shares of capital stock of the Corporation for which adjustment is made under Section 4(c) and regular periodic cash dividends), or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, the Holder shall be entitled to participate in any such distribution based on the number of Class A Shares it would have been entitled to receive had the Warrant been exercised immediately prior to the occurrence of such distribution, as if the Holder were the owner of such Class A Shares at the time of such distribution.

         (e) Upon any adjustment in the Exercise Price or the number of Class A Shares issuable upon exercise of the Warrant, the Corporation shall within a reasonable period (not to exceed 5 business days) following any adjustment deliver to the Holder a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of Class A Shares issuable upon exercise of the Warrant then in effect following such adjustment.

Section 5.  Restrictions of Transfers.

         The Holder agrees, for itself and for each subsequent holder of the Warrant, that such Warrant and the Class A Shares issuable upon exercise of such Warrant may not be sold or transferred except in compliance with the Securities Act of 1933, as amended ("Securities Act"), and the Stockholders Agreement, dated as of March __, 2002, among the Corporation and the Holder, among others (the "Stockholders Agreement"), and that the certificates issued to evidence the Warrant and the Class A Shares issued under the Warrant shall bear the legend specified in the Stockholders Agreement to the extent required thereby.

Section 6.  Payment of Taxes.

         The Corporation shall pay all documentary stamp taxes attributable to the issuance of Class A Shares upon the exercise of the Warrant; provided, however, that the Corporation will not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for Class A Shares in a name other than that of the Holder of a Warrant surrendered upon the exercise of a Warrant, and the Corporation will not be required to issue or deliver any certificate for any Warrants or any such Class A Shares unless and until the Holder requesting the issuance thereof has paid to the Corporation the amount of any such tax or has produced evidence reasonably satisfactory to the Corporation that any such tax has been paid to the appropriate taxing authority.

Section 7.  Mutilated or Missing Warrant.

         In the event that the Warrant will be mutilated, lost, stolen or destroyed, the Corporation will, at the request of the Holder thereof, issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft, or destruction of such Warrant and indemnity, if requested, also reasonably satisfactory the Corporation. Applicants for such substitute Warrant will also comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

Section 8.  Reservation of Shares.

         The Corporation will at all times have authorized and reserved and shall keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares or its authorized and issued shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Class A Shares upon exercise of the Warrant, the full number of Class A Shares deliverable upon the exercise of the Warrant. All Class A Shares that are issued upon the exercise of Warrant shall, upon issuance, be duly authorized, validly issued and upon issuance, be free of preemptive rights and validly issued, fully paid and nonassessable.

Section 9.  No Voting Rights.

         Nothing contained in this Agreement or in any Warrant shall entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

Section 10.  Notices.

         All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing, and shall be given or delivered in the manner, to the addresses and facsimile numbers, and to the persons or entities, set forth in the Stockholders Agreement. Any such notices, demands or other communications shall be deemed to have been duly given or delivered at the times determined under the Stockholders Agreement.

Section 11.  Amendments.

         This Agreement supersedes all prior agreements (whether written or oral) among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of this Agreement among the parties with respect thereto and cannot be changed or terminated orally. The Corporation may at any time, with the prior written consent of the Holders of Warrants representing a majority of the outstanding Warrants at such time, amend or supplement this Agreement and each Holder of Warrants shall be bound by any amendment or supplement so approved. Notwithstanding the immediately preceding sentence, the prior written consent of a Holder shall be required in connection with any amendment or supplement to this Agreement, if such amendment or supplement would affect such Holder adversely in a manner that is different from the manner in which it so affects the Holders of Warrants approving such amendment or supplement as contemplated by the immediately preceding sentence.

Section 12.  Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Corporation will bind and inure to the benefit of its successors and assigns hereunder. For the purposes of this Agreement, all references to the "Holder" shall, unless the context otherwise requires, constitute references to the Holder and to any other holder of Warrants subject to this Agreement, whether as a transferee of the Holder or otherwise.

Section 13.  Termination.

         This Agreement will terminate at the close of business on the Expiration Date unless the Holder has exercised the Warrant in whole or in part on or prior to such date, in which case this Agreement will terminate only after the obligations of the parties resulting from such exercise have been fully performed.

Section 14.  Governing Law.

         This Agreement and each Warrant issued hereunder will be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be construed in accordance with, and governed by, the internal laws of the State of Delaware.

Section 15.  Benefits of This Agreement.

         Nothing in this Agreement will be construed to give to any person, corporation or other entity other than the Corporation and the Holder any legal or equitable right, remedy or claim under this Agreement.

Section 16.  Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts will together constitute but one and the same instrument.

Section 17.  Captions.

         The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

Section 18.  Jurisdiction.

         Each party hereto irrevocably submits to the non-exclusive jurisdiction of (i) the courts of the State of Delaware, and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. Each party hereto that at any time after the date hereof is not a resident of the State of Delaware or does not maintain an agent for service of process in the State of Delaware hereby irrevocably designates, appoints and empowers The Corporation Trust Company, having its address at the date hereof at 1209 Orange Street, Wilmington, Delaware (New Castle County) U.S.A., as its agent for service of process to receive for and on its behalf service of process in the State of Delaware in any legal action, suit or proceeding with respect to this Agreement. It is understood that a copy of any such process served on such process agent shall be promptly forwarded by air mail by such process agent and the person commencing such proceeding to the relevant party hereto at its address specified in the Stockholders Agreement, but the failure of the relevant party to receive such copy shall not affect in any way the service of such process as aforesaid. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the courts of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 19.  Severability.

         The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      LOEWS CINEPLEX ENTERTAINMENT CORPORATION


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

                                      OCM CINEMA HOLDINGS, LLC



                                      By:   Oaktree Capital Management, LLC, its
                                            Manager

                                      By:
                                            ------------------------------------
                                            Name:  Kenneth Liang
                                            Title: Managing Director

                                      By:
                                            ------------------------------------
                                            Name:  Mariusz J. Masurek
                                            Title: Senior Vice President

                                   EXHIBIT A

                               [FORM OF WARRANT]

                            [_________] [__], 200[_]


No. W-___ Warrant


          WARRANT TO PURCHASE CLASS A COMMON STOCK, .01 PAR VALUE PER
               SHARE OF LOEWS CINEPLEX ENTERTAINMENT CORPORATION

         This Warrant certifies that [____________], or registered assigns thereof, is the registered holder of [____________] Warrants (the "Warrants") to purchase shares of Class A Common Stock, $.01 par value per share (the "Class A Shares"), of Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Corporation"). Each Warrant evidenced hereby entitles the holder to purchase from the Corporation on or before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable Class A Share at the initial Exercise Price, subject to adjustment in certain events, of $[____________] upon surrender of this Warrant and payment of the Exercise Price at the address of the Corporation as set out in Section 11 of the Warrant Agreement, dated as of March [__], 2002 between the Corporation and the holder hereof, among others (the "Warrant Agreement"), or such other place specified in a writing by the Corporation delivered to the Holder, but only subject to the conditions set forth herein and in the Warrant Agreement.

         All capitalized terms used but not defined herein have the meanings set forth in the Warrant Agreement.

         Subject to Section 3(e) of the Warrant Agreement, payment of the Exercise Price may be made in cash (including by wire transfer) or by certified or official bank check payable to the order of the Corporation.

         This Warrant is part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Corporation and the Holder.

         The Holder of Warrants evidenced by this Warrant may exercise them by surrendering the Warrant, with the form of Warrant Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price and any applicable transfer taxes at the office of the Corporation. In the event that upon any exercise of Warrants evidenced hereby, the number of Class A Shares purchased will be less than the total number of Class A Shares purchasable hereunder, there will be issued to the Holder hereof or the Holder's assignee a new Warrant evidencing the number of Class A Shares not purchased. This Warrant may be exercised without payment of the Exercise Price in the circumstances and manner described in Section 3(e) of the Warrant Agreement.

         The Warrant Agreement also provides that in the event of certain reclassifications or changes in outstanding Class A Shares, certain consolidations or mergers to which the Corporation is a party and certain sales or conveyances of the property of the Corporation as an entirety or substantially as an entirety, each Warrant would thereupon become exercisable for the number of shares of stock or other securities which would have been receivable upon such transaction by the Holder of the number of Class A Shares which would have been purchasable upon exercise of such Warrant immediately prior to such transactions.

         The Corporation may deem and treat the Holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder hereof, and for all other purposes, and the Corporation will not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed as of the date first above written.

                                LOEWS CINEPLEX ENTERTAINMENT CORPORATION


                                By:
                                   -------------------------------------
                                   Name:
                                   Title:

                           [FORM OF WARRANT EXERCISE]

                   (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably(1) elects to exercise the right, represented by this Warrant, to acquire ________ Class A Shares and hereby elects to exercise in accordance with section 3(e) of the Warrant Agreement, or herewith tenders in payment for such Class A Shares cash or a certified or official bank check payable to the order of Loews Cineplex Entertainment Corporation, in the amount of $ ________.

         All in accordance with the terms of the Warrant Agreement, dated ___________ __, 2002, entered into by Loews Cineplex Entertainment Corporation in favor of certain other parties, as amended. The undersigned requests that a certificate for the Class A Shares to be issued pursuant to this exercise of warrant be registered in the name of ___________________ ___________________
whose address is  _______________________________________  and that such certificate be delivered to ___________________________________, whose address is _______________________________________. If said number of Class A share is less than all the Class A Shares purchasable hereunder, the undersigned requests that a new Warrant representing Warrants to purchase the remaining balance of the Class A Shares be registered in the name of __________________________________________, whose address is
_____________________________________________, and that such certificate be delivered to  ________________________________whose address is
______________________________.

Dated:


Signature: __________________________________________________
           (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Signature Guaranteed:




___________________________
(1) If this Warrant Exercise is delivered in connection with a transaction described in Section 3(a)(ii) of the Warrant Agreement as to which the Company has delivered the written notice contemplated by the penultimate sentence of Section 3(a), then the exercise of the Warrant contemplated hereby may be made conditional upon the occurrence of the transaction described in any such notice, and any such exercise may be rescinded if such transaction is not consummated.

                              [FORM OF ASSIGNMENT]

  (To be executed by the Holder if the Holder desires to transfer the Warrant)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

         (Please print name and address of transferee)

[all] [ ] of the Warrants evidenced by this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and
appoint              Attorney, to transfer the within Warrant on the books of
the within-named Corporation, with full power of substitution.

Dated:


                           Signature:__________________________________________
                                     (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



Signature Guaranteed:

                            OCM CINEMA HOLDINGS, LLC
                      c/o Oaktree Capital Management, LLC
                             333 South Grand Avenue
                                   28th Floor
                             Los Angeles, CA 90071


as of March 21, 2002

1363880 Ontario Inc.
c/o Onex Corporation
161 Bay Street
Toronto, Ontario M5J 2S1
Canada

Re:   Second Letter Agreement Loews Cineplex Entertainment Corporation.
      ----------------------------------------------------------------

Ladies and Gentlemen:

         We refer to the (i) Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), which is being entered into immediately prior to the execution and delivery of this letter agreement, among Loews Cineplex Entertainment Corporation, a Delaware corporation ("Loews"), 1363880 Ontario Inc., an Ontario corporation ("Onex Cinema"), and OCM Cinema Holdings, LLC, a Delaware limited liability company ("OCM"), and (ii) First Letter Agreement (as amended, supplemented or otherwise modified from time to time, the "First Letter Agreement"), which is being entered into immediately prior to the execution and delivery of this letter agreement, among Onex Cinema and OCM, which such First Letter Agreement grants to OCM the right, on the terms and conditions provided therein, to purchase 3,450 Class A Shares from Onex Cinema and receive the Oaktree Warrant (as defined in the First Letter Agreement) (to purchase 2,302 Class A Shares at an exercise price of $5,025 per share) from Loews. Capitalized terms used but not otherwise defined in this letter agreement have the respective meanings given to them in the Stockholders Agreement.

         Substantially simultaneously with the sale of Class A Shares to OCM by Onex Cinema, and the issuance by Loews of the Oaktree Warrant under the First Letter Agreement, OCM shall sell, assign and convey to Onex Cinema, and Onex Cinema shall buy and accept from OCM, OCM's right (i) to purchase under the First Letter Agreement 1,816 Class A Shares from Onex Cinema and (ii) to receive an Oaktree Warrant from Loews to purchase 727 Class A Shares (the "Sale"), for consideration equal to $7.4 million (the "Purchase Price"), less the amount (the "High Yield Return") of the Plan Distribution paid to the Oaktree group in respect of the $56.0 million principal amount of the Notes (as defined in the First Letter Agreement) held by the high yield debt funds and accounts managed by Oaktree that are listed on Annex A to this letter agreement. The Purchase Price, less the High Yield Return, shall be paid by Onex Cinema by wire transfer of immediately available funds to an account designated by OCM substantially simultaneously with the consummation of the transactions contemplated by the First Letter Agreement. Onex Cinema and OCM shall take all actions, including voting any Shares held thereby, as may be necessary to cause Loews, concurrently with the consummation of the Sale, to take all actions necessary (including the issuance of new share certificates and Oaktree Warrants) in connection with the transactions contemplated hereby.

         Upon consummation of the transactions described in the foregoing paragraph, Onex Cinema and OCM shall cause such amendments to be made to the Stockholders Agreement as may be necessary to give effect to this letter agreement and the First Letter Agreement so that (i) the Additional Shares (as defined in the First Letter Agreement) and Oaktree Warrants owned by OCM after giving effect to the transactions contemplated in this letter agreement and by the First Letter Agreement shall be considered for all purposes of the Stockholders Agreement to have been owned by OCM as of March 21, 2002, (ii) the Additional Shares and Oaktree Warrants received by Onex Cinema after giving effect to the transactions contemplated in this letter agreement and by the First Letter Agreement shall be considered for all purposes of the Stockholders Agreement to have been owned by Onex Cinema as of March 21, 2002 and (iii) the Additional Shares transferred by Onex Cinema to OCM under the First Letter Agreement shall be considered for all purposes of the Stockholders Agreement not to have been owned by Onex Cinema as of March 21, 2002.

         For avoidance of doubt, the transfer by OCM to Onex Cinema of its right to receive an Oaktree Warrant for 727 Class A Shares reduces the number of Class A Shares underlying the Oaktree Warrant to be issued to OCM after giving effect to the transactions contemplated hereby and by the First Letter Agreement to 1,575 Class A Shares.

         Notwithstanding anything to the contrary provided in the First Letter Agreement, in connection with the consummation of the transactions contemplated hereby and by this letter agreement, the amount payable by OCM to Onex Cinema under the first paragraph of the First Letter Agreement shall be reduced by an amount equal to the High Yield Return.

         Notwithstanding anything to the contrary provided in the First Letter Agreement, the parties agree that the transactions contemplated by the First Letter Agreement and by this letter agreement shall be consummated contemporaneously, and that such transactions shall be consummated as soon as practicable after the receipt of the Plan Distribution by the members of the Oaktree Group.

         This letter agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument. This letter agreement (together with the Stockholders Agreement and the First Letter Agreement) sets forth and represents the entire agreement between the parties (and their respective Affiliates) with respect to the subject matter hereof and thereof, supersedes (together with the Stockholders Agreement and the First Letter Agreement) any and all prior written or oral agreements, understandings, undertakings, negotiations and arrangements between the parties (and their respective Affiliates) with respect to such subject matter, and may be amended, supplemented or otherwise modified only by a written agreement executed by the parties hereto. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this letter agreement at a later date. Further, no waiver of any of the terms and conditions of this letter agreement shall be deemed to or shall otherwise constitute a waiver of any other term or condition hereof (whether or not similar).

         This letter agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and administrators; provided, that neither this letter agreement nor any rights hereunder may be assigned by any party hereto without the prior written consent of the other party hereto.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, and the parties hereby agree that the provisions of Section 8.6 of the Stockholders Agreement shall apply in connection with any suit, action or other proceeding arising out of this letter agreement or any transaction contemplated hereby.

         All notices, demands or other communications to be given or delivered under or by reason of this letter agreement shall be in writing, and shall be given or delivered in the manner and to the Persons set forth in Section 8.7 of the Stockholders Agreement. Any such notices, demands or other communications shall be deemed to have been duly given or delivered at the time determined under Section 8.7 of the Stockholders Agreement.



                               OCM CINEMA HOLDINGS, LLC

                               By: Oaktree Capital Management, LLC, its Manager


                               By: /s/ Mariusz J. Mazurek
                                  --------------------------------
                                  Name: Mariusz J. Mazurek
                                  Title Senior Vice President


                               By: /s/ Kenneth Liang
                                  --------------------------------
                                  Name: Kenneth Liang
                                  Title: Managing Director




                               1363880 ONTARIO INC.

                               By: /s/ D.W. Lewtas
                                  --------------------------------
                                  Name: D.W. Lewtas
                                  Title: Vice President